SCHEDULE 14A

(Rule 14a-101)

    INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

ROSS STORES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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      the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
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____________________________________________________________________________________
      1) Amount previously paid:
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April 15, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Ross Stores, Inc. Annual Meeting of Stockholders, which will be held on Thursday, May 22, 2008 at 1:00 p.m. PDT, at our corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050. If you will need special assistance at the meeting, please contact Ms. Judy Wirzberger, Finance Department, Ross Stores, Inc., 4440 Rosewood Drive, Pleasanton, California 94588-3050, (925) 965-4514, at least 10 days before the meeting.

Thank you for your commitment to Ross Stores and for your cooperation in voting your proxy without delay. You may vote your shares by mail, via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are included in this Proxy Statement on the page following the Notice of Annual Meeting.

Sincerely,

ROSS STORES, INC.

Michael Balmuth
Vice-Chairman, President and
Chief Executive Officer

ROSS STORES, INC.

Notice of Annual Meeting of Stockholders
to be Held May 22, 2008

To the Stockholders:

Please take notice that the Annual Meeting of the Stockholders of Ross Stores, Inc., a Delaware corporation, will be held on Thursday, May 22, 2008 at 1:00 p.m. PDT, at our corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050, for the following purposes:

1.	To elect three Class I directors for a three-year term.

2.	To approve adoption of the Ross Stores, Inc. 2008 Equity Incentive Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 28, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting during ordinary business hours at the Company’s corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050.

The available voting methods (by internet, by phone, and by mail), are described on the next page. We would appreciate you submitting your proxy vote as soon as possible so that your shares will be represented at the meeting.

By order of the Board of Directors,

John G. Call
Corporate Secretary

April 15, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2008: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, may be viewed at http://www.proxyvote.com, where you may also cast your vote.

PRINTED ON RECYCLED PAPER

VOTING METHODS

The accompanying Proxy Statement describes proposals that are being submitted for a vote by stockholders at the Ross Stores, Inc. 2008 Annual Meeting to be held on May 22, 2008. If you are a stockholder of record of Ross Stores, Inc. as of March 28, 2008, you have the right to vote your shares, and may elect to do so, through the internet, by telephone or by mail. You may also revoke your proxy at any time before the Annual Meeting. Please help us save time and postage costs by voting through the internet or by telephone. Each method is generally available 24-hours-a-day, seven days a week and will ensure that your vote is confirmed and posted immediately. To vote:

1.	BY INTERNET

	a.	Go to the web site at www.proxyvote.com 24-hours-a-day, seven days a week.
	b.	Enter the Control Number that appears on the Proxy Card.
	c.	Follow the simple instructions.

2.	BY TELEPHONE

	a.	On a touch-tone telephone, call toll-free 1-800-690-6903 24-hours-a-day, seven days a week.
	b.	Enter the Control Number that appears on the Proxy Card.
	c.	Follow the simple recorded instructions.

3.	BY MAIL (Do not mail the proxy card if you are voting by internet or telephone.)

	a.	Mark your selections on the proxy card.
	b.	Date and sign your name exactly as it appears on your proxy card.
	c.	Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you are considered a beneficial owner, whose stock is held in “street name,” and you will receive instructions for granting proxies from your bank, broker or other agent, rather than a proxy card. Your broker or nominee will enclose a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. A number of brokers and banks, however, are participating in a program provided through Broadridge Financial Solutions Inc. that offers the means to grant proxies to vote shares over the telephone and the Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may grant a proxy to vote those shares by calling the telephone number shown on the instruction form received from your broker or bank.

We must receive votes submitted via the Internet by 11:59 p.m. on May 21, 2008. Submitting your proxy via the telephone or Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

Your vote is important. Thank you for voting.

Discussion of Summary Compensation Table	39
Grants of Plan-Based Awards During Fiscal Year	40
Outstanding Equity Awards at Fiscal Year End	42
Option Exercises and Stock Vested	44
Non-Qualified Deferred Compensation	45
Potential Payments Upon Termination or Change in Control	46
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	52
RELATED PERSON TRANSACTIONS	52
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
PROXY SOLICITATION FEES	52
TRANSACTION OF OTHER BUSINESS	53
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	53

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

ROSS STORES, INC.
4440 Rosewood Drive
Pleasanton, California 94588-3050
(925) 965-4400
www.rossstores.com

PROXY SOLICITATION

The accompanying Proxy is solicited by the Board of Directors of Ross Stores, Inc., a Delaware corporation (“we” or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2008 at 1:00 p.m. PDT, or any adjournment thereof (the “Annual Meeting”), at which stockholders of record at the close of business on March 28, 2008 are entitled to vote. The Annual Meeting will be held at our corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050.

The date of this Proxy Statement is April 15, 2008, the date on which this Proxy Statement and the accompanying Proxy were first sent or given to stockholders. The Annual Report to Stockholders for the fiscal year ended February 2, 2008, including financial statements, is enclosed with this Proxy Statement.

The purpose of this Proxy Statement is to provide our stockholders with certain information regarding the Company and its management and to provide summaries of the matters to be voted upon at the Annual Meeting. The stockholders will be asked to (1) elect three Class I directors to serve a three-year term, (2) approve adoption of the Ross Stores, Inc. 2008 Equity Incentive Plan, (3) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009, and (4) transact such other business as may properly come before the Annual Meeting or any adjournments or postponements.

We had outstanding, on March 28, 2008, our record date, 133,282,851 shares of common stock, par value $0.01, all of which are entitled to vote with respect to all matters to be acted upon at the meeting. Each stockholder is entitled to one vote for each share of stock held. Our Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For ten calendar days prior to the Annual Meeting, the Company's stockholder list will be available for viewing by the stockholders for any purpose related to the Annual Meeting during ordinary business hours at our corporate offices located at 4440 Rosewood Drive, Pleasanton, California 94588-3050.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted FOR each nominee and FOR each proposal. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with our Secretary an instrument revoking it, by presenting at the meeting a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information as of February 29, 2008 (except for the institutional investors as noted in footnote (2)) regarding the ownership of the common stock of the Company by (i) all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of common stock of the Company, (ii) each director and each of the executive officers named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. Common stock is the only issued and outstanding equity security of the Company.

Name of Beneficial Owner and	Amount and Nature of	(1)	Percent of Common
the Directors and Executive Officers	Beneficial Ownership		Stock Outstanding
Invesco Ltd.	15,884,948	(2)	11.7%
1360 Peachtree St. N.E.
Atlanta, GA 30309
Capital Research Global Investors	14,499,820	(2)	10.7%
333 South Hope Street
Los Angeles, CA 90071
FMR, LLC	13,839,993	(2)	10.2%
82 Devonshire Street
Boston, MA 02109
Eminence Capital, LLC	9,353,275	(2)	6.9%
65 East 55th Street,
25th Floor, New York, NY 10022
Michael Balmuth	818,407	(3)	*
K. Gunnar Bjorklund	43,226	(4)	*
Michael J. Bush	44,744	(5)	*
Norman A. Ferber	73,226	(6)	*
Sharon D. Garrett	41,226	(7)	*
Stuart G. Moldaw	71,760	(8)	*
George P. Orban	1,406,622	(9)	1.1%
Donald H. Seiler	613,906	(10)	*
John G. Call	246,357	(11)	*
James S. Fassio	297,984	(12)	*
Lisa Panattoni	224,077	(13)	*
Barbara Rentler	260,690	(14)	*
All executive officers (as defined by Rule 3b-7 of	4,582,472	(15)	3.4%
the Securities and Exchange Act of 1934) and
directors as a group (14 persons, including the
executive officers and directors named above)
____________________

*Less than 1%

(1)	To the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and the information contained in the footnotes to this table.

(2)	Information is as of December 31, 2007 and is based upon Schedule 13G filings made with the Securities and Exchange Commission. The Schedule 13G filing by Invesco Ltd. reflects aggregate shares held by the following entities: AIM Funds Management, Inc., PowerShares Capital Management LLC, and PowerShares Capital Management Ireland LTD. The Schedule 13G filing by Eminence Capital, LLC, reflects aggregate shares held by the following entities and individuals: Eminence Capital, LLC, Eminence GP, LLC, and Ricky C. Sandler, an individual.

(3)	Mr. Balmuth. Includes options to purchase 411,661 shares of the Company's common stock exercisable within 60 days of February 29, 2008. Also includes 400,535 shares of the Company's common stock that were granted under the Company's 2004 Equity Incentive Plan that remain subject to vesting.

(4)	Mr. Bjorklund. Represents options to purchase 43,226 shares of the Company’s common stock exercisable within 60 days of February 29, 2008.

(5)	Mr. Bush. Includes options to purchase 43,226 shares of the Company’s common stock exercisable within 60 days of February 29, 2008.

(6)	Mr. Ferber. Represents options to purchase 73,226 shares of the Company’s common stock exercisable within 60 days of February 29, 2008.

(7)	Ms. Garrett. Represents options to purchase 41,226 shares of the Company’s common stock exercisable within 60 days of February 29, 2008.

(8)	Mr. Moldaw. Includes options to purchase 69,226 shares of the Company's common stock exercisable within 60 days of February 29, 2008.

(9)	Mr. Orban. Includes 1,196,691 shares held in the name of Orban Partners and 68,705 shares held indirectly by Mr. Orban for his minor children. Mr. Orban, a director of the Company, is a general partner and managing partner of Orban Partners. Also includes options to purchase 69,226 shares of the Company's common stock exercisable within 60 days of February 29, 2008.

(10)	Mr. Seiler. Includes options to purchase 37,226 shares of the Company's common stock exercisable within 60 days of February 29, 2008.

(11)	Mr. Call. Includes options to purchase 202,000 shares of the Company's common stock exercisable within 60 days of February 29, 2008. Also includes 14,851 shares of the Company's common stock that were granted under the Company's 2004 Equity Incentive Plan and the 1988 Restricted Stock Plan that remain subject to vesting. Also includes 2,585 shares of the Company’s common stock granted pursuant to a Performance Share Award under the 2004 Equity Incentive Plan, which are subject to vesting.

(12)	Mr. Fassio. Includes options to purchase 138,848 shares of the Company's common stock exercisable within 60 days of February 29, 2008. Also includes 65,560 shares of the Company's common stock that were granted under the Company's 2004 Equity Incentive Plan and the 1988 Restricted Stock Plan that remain subject to vesting. Also includes 6,460 shares of the Company’s common stock granted pursuant to a Performance Share Award under the 2004 Equity Incentive Plan, which are subject to vesting.

(13)	Ms. Panattoni. Includes options to purchase 136,554 shares of the Company's common stock exercisable within 60 days of February 29, 2008. Also includes 74,534 shares of the Company's common stock that were granted under the Company's 2004 Equity Incentive Plan that remain subject to vesting. Also includes 9,044 shares of the Company’s common stock granted pursuant to a Performance Share Award under the 2004 Equity Incentive Plan, which are subject to vesting.

(14)	Ms. Rentler. Includes options to purchase 126,848 shares of the Company's common stock exercisable within 60 days of February 29, 2008. Also includes 93,464 shares of the Company's common stock that were granted under the Company's 2004 Equity Incentive Plan and the 1988 Restricted Stock Plan that remain subject to vesting. Also includes 9,044 shares of the Company’s Common Stock granted pursuant to a Performance Share Award under the 2004 Equity Incentive Plan, which are subject to vesting.

(15)	Includes 1,672,051 shares subject to outstanding options held by directors and executive officers, which were exercisable on February 29, 2008 or within 60 days thereof. Also includes 732,028 shares of the Company's common stock granted under the Company's 2004 Equity Plan and the 1988 Restricted Stock Plan that remain subject to vesting. Also includes 40,053 shares of the Company’s Common Stock granted pursuant to Performance Share Awards under the 2004 Equity Incentive Plan, which are subject to vesting.

PROPOSAL 1
ELECT CLASS I DIRECTORS

If elected, each nominee will hold office for a three-year term or until his successor is elected and qualified unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company. Management knows of no reason why any of these nominees should be unable or unwilling to serve, but if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Nominating Committee may recommend in the place of such nominee(s).

Vote Required and Board of Directors’ Recommendation

The plurality of the votes cast by the holders of shares of common stock present or represented by proxy and voting at the Annual Meeting will determine the election of the directors. Therefore, the three nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will be counted as present in determining if a quorum is present but will not affect the election of directors.

The Board of Directors unanimously recommends that the stockholders vote FOR the three Class I director nominees listed below –
Stuart G. Moldaw, George P. Orban, and Donald H. Seiler.

INFORMATION REGARDING NOMINEES AND INCUMBENT DIRECTORS

The Certificate of Incorporation and the Bylaws of the Company provide that the number of members of the Board of Directors of the Company (the "Board") may be fixed from time to time exclusively by the Board and that the directors shall be divided into three classes as nearly equal in number as possible. The term of office of each class of directors is three years and the terms of office of the three classes overlap. The Board currently consists of nine authorized members. There is one vacancy in the Class III directors due to the resignation from our Board of Directors in March 2008 of John W. Froman, in connection with his acceptance of an executive position with another retailer. The Nominating and Corporate Governance Committee intends to initiate a search to fill the vacancy.

The terms of the three current Class I directors, Stuart G. Moldaw, George P. Orban, and Donald H. Seiler, will expire on the date of the upcoming Annual Meeting. Accordingly, three persons are to be elected to serve as Class I directors of the Board of Directors at the meeting. The Nominating and Corporate Governance Committee’s nominees for election by the stockholders to serve as members of Class I of the Board are the three incumbent Class I directors. If elected, the nominees will serve as directors until the Annual Meeting of Stockholders in 2011 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominees as the Nominating and Corporate Governance Committee may designate. Proxies cannot be voted for more than three nominees.

The following table indicates the name, age, business experience, principal occupation and term of office of each nominee standing for election at the 2008 Annual Meeting, and of each director of the Company whose term of office as a director will continue after the 2008 Annual Meeting.

	Principal Position		Director
	During Last Five Years	Age	Since
Nominees for Election as Class I Directors with Terms Expiring in 2011

Stuart G. Moldaw	Consultant to the Company. Chairman Emeritus of the Company since March 1993. From August 1982 until March 1993, Chairman of the Board and, from February 1987 until January 1988, Chief Executive Officer of the Company. Chairman Emeritus of Gymboree Corporation since June 2002, from January 1994 to June 2002, Chairman of the Board of Gymboree, and Chief Executive Officer from February 2000 to February 2001. Until February 1990, general partner of U.S. Venture Partners.	81	1982

George P. Orban	Managing partner of Orban Partners, a private investment company, since May 1984. Chairman of the Board of Egghead.com, Inc. from January 1997 to August 2001, and Chief Executive Officer from January 1997 to November 1999.	62	1982

Donald H. Seiler	Founding Partner of Seiler, LLP since 1957. Mr. Seiler is a Certified Public Accountant.	79	1982

Incumbent Class II Directors with Terms Expiring in 2009

Michael Balmuth	Vice Chairman of the Board and Chief Executive Officer of the Company since September 1996; President since February 2005; from July 1993 through August 1996, Executive Vice President, Merchandising; and from November 1989 through June 1993, Senior Vice President, Merchandising.	57	1996

K. Gunnar Bjorklund	Managing Director, General Partner of Sverica International, since 1991. From 1987 to 1990, Director, Corporate Strategic Planning for American Express Company. Management Consultant with McKinsey & Company from 1985 to 1987.	48	2003

Sharon D. Garrett	Senior Vice President, Reimbursement Services, American Medical Response, Inc., since 2007; Management Consultant, 2006-2007; Executive Vice President, Enterprise Services, PacifiCare Health Systems from 2002 to 2005. Chief Executive Officer of Zyan Communications from April 2000 to November 2000. Senior Vice President and Chief Information Officer of The Walt Disney Company from 1989 to 2000. From 1986 to 1989, Deputy Director of UCLA Medical Center.	59	2000

Incumbent Class III Directors with Terms Expiring in 2010

Michael J. Bush

President and CEO, 3 Day Blinds, Inc. since September 2007. Managing Member, B IV Investments, LLC since February 2007. President and Chief Executive Officer, Anchor Blue Retail Group from December 2003 to January 2007; President and Chief Executive Officer of Bally, North America, Inc. and a member of the Board of Directors of Bally International AG from September 2000 to March 2002; Executive Vice President, Chief Operating Officer and Director of Movado, Inc. from 1995 to 2000; Senior Vice President of Strategic Planning and Marketing of the Company from 1991 to 1995; Senior Consultant at Bain & Co. from 1985 to 1991.

		47	2001

Norman A. Ferber	Consultant to the Company since September 1996. Chairman of the Board since March 1993; Chief Executive Officer of the Company from March 1993 through August 1996; President and Chief Executive Officer from January 1988 to March 1993; President and Chief Operating Officer from February 1987 to January 1988. Prior to February 1987, Mr. Ferber was Executive Vice President, Merchandising, Marketing, and Distribution of the Company.	59	1987

During fiscal 2007, the Board held five meetings. No member of the Board, while serving in such capacity, attended fewer than 75% of the total number of Board meetings and applicable Committee meetings held during the year. The Board of Directors has determined that Ms. Garrett and Messrs. Bjorklund, Bush, Froman, Orban, and Seiler are each an independent director under the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”). During the fiscal year, the independent directors had three meetings in executive session without management.

We have standing audit, compensation and nominating and corporate governance committees. The Board has adopted written charters for each of these committees, which are posted on the Company’s website, http://www.rossstores.com, in the Investor Information section under “Corporate Governance.” The Board has also adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics that applies to all of our employees, officers, directors and business partners. Both of these Codes also are posted on the Company’s website, as are the Company’s Corporate Governance Guidelines adopted by the Nominating and Corporate Governance Committee.

Audit Committee. The members of the Audit Committee during fiscal 2007 were Ms. Garrett and Messrs. Seiler and Bush. Each of the members of the Audit Committee is independent under the applicable NASDAQ listing standards. The Board of Directors has also determined that Mr. Seiler is considered to be an “audit committee financial expert” and that Mr. Bush and Ms. Garrett are considered to be “financially literate,” as defined in the rules of the Securities and Exchange Commission. The functions of the Audit Committee include retaining the Company’s independent auditors, reviewing their independence, reviewing and approving the planned scope of the annual audit, reviewing and approving any fee arrangements with the auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing the Company’s critical accounting policies and reviewing and approving related party transactions. The Audit Committee held eight meetings during the 2007 fiscal year. The functions and activities of the Audit Committee are further described below under the heading Board of Directors Audit Committee Report.

Compensation Committee. The members of the Compensation Committee during fiscal 2007 were Messrs. Orban and Bjorklund, each of whom is independent for purposes of the applicable NASDAQ listing standards. The Committee held six meetings during fiscal 2007. The Compensation Committee serves to carry out the responsibilities of the Board of Directors relating to compensation of the Company's executives, including the compensation of the Company’s Chief Executive Officer. The Committee oversees and administers the policies and plans that govern the cash, equity and incentive compensation of executive officers and non-employee directors of the Company. The Committee is responsible for administering and determining the performance goals under the Company's 2004 Equity Incentive Plan and Incentive Compensation Plan, and administering the Employee Stock Purchase Plan. The Committee is also appointed to assist the Board in succession planning, development and retention of senior management talent to ensure leadership continuity and organizational strength to achieve the Company's short and long-term goals.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee during fiscal 2007 were Ms. Garrett and Messrs. Bjorklund, Bush, Froman (as of November 20, 2007), Orban and Seiler. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the applicable NASDAQ listing standards. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations to the full Board concerning such candidates. This Committee held two meetings during fiscal 2007.

Biographical information concerning our executive officers is contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

Policy and Procedure for Director Nomination

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications, independence and skill of candidates for election to the Board of Directors. When there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee is responsible for evaluating candidates to fill such vacancy. This Committee has a policy with regard to the assessment of director candidates, including candidates recommended by stockholders. This assessment generally will include consideration of criteria including those listed below:

(i)	personal and professional integrity, ethics and values;
(ii)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;
(iii)	relevant business experience, at a senior management level, preferably in a retail or related industry;
(iv)	experience as a board member of another publicly held company;
(v)	academic expertise in an area of the Company’s operations;
(vi)	practical and mature business judgment, including the ability to make independent analytical inquiries;
(vii)	whether the nominee is “independent” for purposes of Securities and Exchange Commission rules and NASDAQ listing standards applicable to the Company; and
(viii)	other qualifications and characteristics the Committee believes are pertinent.

In considering candidates, the Nominating and Corporate Governance Committee considers qualified candidates for nomination for election to open seats on the Board of Directors and makes a recommendation to the full Board concerning such candidates. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders, based on the same criteria listed above that would apply to candidates identified by a Committee member. There are no specific, minimum qualifications formulated by the Nominating and Corporate Governance Committee that must be met by a nominee recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that it is desirable for a majority of our directors to satisfy the definition of independence for purposes of the applicable NASDAQ listing standards, and for at least one director to possess the attributes necessary to be an “audit committee financial expert.”

Any stockholder who wishes to recommend a director candidate must submit the recommendation in writing to us at our principal executive offices, to the attention of the Nominating and Corporate Governance Committee, so that it is received by us not later than 120 calendar days before the one year anniversary of the mailing date of our prior year’s Proxy Statement sent to stockholders. A stockholder who recommends a person as a potential director candidate may be requested by the Nominating and Corporate Governance Committee to provide further information for purposes of evaluating the candidate and for the purpose of providing appropriate disclosure to stockholders.

Stockholder Communications with the Directors

The Board has adopted a process for stockholders to communicate with the Board and/or with individual directors. Stockholders may address such communications in writing to the Chairman of the Board, or to any individual director(s), c/o Ross Stores, Inc., 4440 Rosewood Drive, Pleasanton, California 94588-3050. Communications from stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by the independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors, or to the identified director(s), as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. The Corporate Secretary may, at his or her discretion, not forward correspondence that is primarily commercial in nature or if it relates to an improper or irrelevant topic. If multiple communications are received on a similar topic, the Corporate Secretary may, at his or her discretion, forward only representative correspondence.

Director Attendance at Annual Stockholders Meeting

We typically schedule a Board meeting in conjunction with the Annual Stockholders Meeting. We expect, but do not require, that all directors will attend, absent a valid reason, such as an unavoidable scheduling conflict. Last year, all eight of the then members of the Board of Directors attended the 2007 Annual Meeting.

COMPENSATION OF DIRECTORS

The chart below summarizes all compensation paid to members of our Board of Directors during fiscal 2007:

Director Compensation (Fiscal 2007)
Name	Fees Earned or Paid in Cash	Option Awards (1) (3) (4)	All Other Compensation (2)	Total
Norman A. Ferber	$0	$56,318	$1,264,469	$1,320,787
Michael Balmuth (5)	$0	$0	$0	$0
K. Gunnar Bjorklund	$58,500	$56,318	$0	$114,818
Michael J. Bush	$60,500	$56,318	$0	$116,818
John Froman*	$10,750	$5,253	$0	$16,003
Sharon D. Garrett	$62,500	$56,318	$0	$118,818
Stuart G. Moldaw	$44,500	$56,318	$242,555	$343,373
George P. Orban	$83,500	$56,318	$0	$139,818
Donald H. Seiler	$106,500	$56,318	$0	$162,818

____________________

*Mr. Froman resigned from our Board in March 2008

(1)	Option award values reflect the amortization costs recognized by the Company pursuant to FAS 123(R) during fiscal 2007 relating to proportionate vesting of outstanding stock options granted pursuant to the 2004 Equity Plan based upon a formula approved by stockholders for all non-employee Board members. For Ms. Garrett and Messrs. Ferber, Bjorklund, Bush, Moldaw, Orban and Seiler the amounts shown reflect options as follows: $2,468 related to a stock option award of 8,000 shares granted on May 20, 2004, with a total award value of $49,705 at grant date, which completed vesting on May 20, 2007; $13,324 related to a stock option award of 9,029 shares granted on May 19, 2005, with a total award value of $72,731 at grant date; $24,577 related to a stock option award of 9,351 shares granted on May 18, 2006, with a total award value of $75,968 at grant date; and $15,948 related to a stock option award of 8,094 shares granted on May 24, 2007, with a total award value of $68,815 at grant date. Mr. Froman joined the Board on November 20, 2007 and the Company recognized amortization costs of $5,253 in 2007 related to the grant of an option to purchase 12,360 shares, which had a total award value of $77,805 at grant date.
(2)	All other compensation for Mr. Ferber is paid pursuant to his Consultancy Agreement and Retirement Benefit Package Agreement described below under the caption Other Director Compensation. The amount listed is comprised of consulting fees of $1,100,000; benefits valued at $70,849 paid under the terms of his Retirement Benefit Package Agreement (which includes executive medical, dental, vision and mental health insurance, life insurance, accidental death and dismemberment insurance, travel insurance, group excess personal liability insurance, estate planning expense reimbursements and certain “matching contributions” (as that term is defined in his agreement)); income tax gross-up payments of $8,383; and administrative support inclusive of benefits valued at $85,237. All other compensation for Mr. Moldaw includes consulting fees of $100,000, administrative support valued at $119,656, and health benefits valued at $22,899 paid pursuant to his consulting agreement with the Company described below under the caption Other Director Compensation. As noted with respect to the Perquisites table for Executive Compensation, occasionally directors and family members of executives or directors may join executives on leased, Company-provided private aviation flights made for business purposes if there is a seat that would otherwise go unfilled. Because this benefit has no incremental cost to the Company, it is not reflected in the table.
(3)	The outstanding equity awards at fiscal year end for non-employee Directors were as follows:
	a.	Mr. Ferber: Options for 82,474 shares of common stock.
	b.	Mr. Bjorklund: Options for 52,474 shares of common stock.
	c.	Mr. Bush: Options for 52,474 shares of common stock and 1,518 shares of common stock.
	d.	Mr. Froman: Options for 12,360 shares of common stock. Mr. Froman resigned from the Board in March 2008.
	e.	Ms. Garrett: Options for 50,474 shares of common stock.
	f.	Mr. Moldaw: Options for 78,474 shares of common stock and 2,444 shares of common stock.
	g.	Mr. Orban: Options for 78,474 shares of common stock and 1,337,396 shares of common stock.
	h.	Mr. Seiler: Options for 46,474 shares of common stock and 576,680 shares of common stock.
(4)	The total value to be expensed over the amortization or vesting period for each option was determined using the Black- Scholes option pricing model with the weighted average assumptions for expected life of the option from grant date, expected volatility, risk free interest rate and dividend yield disclosed as follows:
	a.	Options granted on May 20, 2004 as described in Note A of our Form 10-Q for the second quarter of fiscal 2004 filed on September 9, 2004.
	b.	Options granted on May 19, 2005 as described in Note A of our Form 10-Q for the second quarter of fiscal 2005 filed on September 8, 2005.
	c.	Options granted on May 18, 2006 described in Note B of our Form 10-Q for the second quarter of fiscal 2006 filed on September 6, 2006.
	d.	Options granted on May 24, 2007 described in Note B of our Form 10-Q for the second quarter of fiscal 2007 filed on September 12, 2007.
	e.	Options granted on November 20, 2007 described in Note C of our Form 10-K for fiscal 2007.
(5)	Mr. Balmuth does not receive any separate compensation for his service as a member of the Board. Information regarding compensation for Mr. Balmuth is reflected in the Summary Compensation Table and the other tables and accompanying discussion.

Standard Fee Arrangements and Stock Option Grant Formula.

During the 2007 fiscal year, directors who were not employees of the Company (“non-employee directors”) received an annual retainer fee of $37,000 (paid quarterly), plus $1,500 for attendance at each Board meeting and $2,000 for attendance at each meeting of the Audit Committee or Compensation Committee of the Board and $1,000 for attendance at each meeting of the Nominating and Corporate Governance Committee. In addition, the Chairman of the Audit Committee (Mr. Seiler) and the Chairman of the Compensation Committee (Mr. Orban) received additional annual retainers of $44,000 and $25,000, respectively.

In fiscal 2007, non-employee directors were eligible to receive stock options granted automatically under the terms of the Company’s 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan provides that new directors, upon joining the Board, receive an initial option, determined by a formula, for a number of shares equal to a base amount of $300,000 (which increased 3% each fiscal year beginning in 2006), divided by the current market price per share on the date of grant. In addition, the 2004 Equity Incentive Plan provides for the grant of an option to purchase 8,000 shares on May 20, 2004, to each incumbent non-employee director, followed by the annual grant of additional stock options, determined by formula, for a number of shares equal to $250,000 divided by the then current market price per share on the date of the annual stockholders meeting in 2005. The Plan provides that this base amount of $250,000 is to increase by 3% each fiscal year beginning in 2006. During fiscal 2007, each of Ms. Garrett and Messrs. Bjorklund, Bush, Ferber, Moldaw, Orban, and Seiler were granted options under this formula to purchase 8,094 shares of common stock under the 2004 Equity Incentive Plan on May 24, 2007, with an exercise price of $32.77, which was the closing price of the Company’s common stock as reported on NASDAQ on that date. Mr. Froman was granted an initial option to purchase 12,360 shares, with an exercise price of $25.75, which was the closing price of the Company’s common stock as reported on NASDAQ on that date. Mr. Froman resigned from the Board in March 2008.

Other Compensation.

Norman A. Ferber. Mr. Ferber receives compensation for his services pursuant to an Independent Contractor Consultancy Agreement (“Consultancy Agreement”) with the Company that originally became effective February 1, 2000 and most recently was amended effective March 19, 2008. The agreement currently extends through January 31, 2012 (“Consultancy Termination Date”). While he serves as a consultant to the Company, Mr. Ferber receives a consulting fee of $1,100,000 annually, paid in monthly installments, and has voluntarily declined the annual retainer and meeting fees otherwise payable to non-employee directors. Mr. Ferber has continued to receive stock option grants under the 2004 Equity Incentive Plan. The Consultancy Agreement will terminate in the event of Mr. Ferber’s death, and provides for the Company to reimburse Mr. Ferber (including a gross-up amount for applicable income taxes) for estimated premiums, from 2006 through the Consultancy Termination Date, on a life insurance policy for Mr. Ferber with a death benefit of $2,000,000.

In the event there is a change in control of the Company, Mr. Ferber would be entitled to continued payment of his then current consulting fee through the Consultancy Termination Date or any extension thereof. In the event that Mr. Ferber provides consulting services in connection with a change in control, he will receive a single payment of $1,500,000 upon the consummation of the transaction even if the consummation occurs after the Consultancy Termination Date or any extension thereof. Further, he would be reimbursed for any excise taxes he pays pursuant to Internal Revenue Code Section 4999.

Additionally, effective February 1, 2000 the Company entered into a Retirement Benefit Package Agreement (“Benefit Agreement”) with Mr. Ferber. The Benefit Agreement provides that the Company, or its successor, will provide at no cost to Mr. Ferber, health and other benefits under the Company’s plans for Mr. Ferber and his immediate family until the death of both Mr. Ferber and his spouse. In addition, the Company will provide all other employee benefits typically offered to its executive officers until the death of Mr. Ferber and his spouse. Under the agreement, if, as a result of Mr. Ferber’s status as a consultant to the Company, he becomes ineligible to participate in any of the Company’s employee benefit plans, the payments made under this Benefit Agreement will increase to enable Mr. Ferber to procure (to the extent available) such benefits at no additional after tax cost to him. In addition, the Company has agreed to provide administrative support for Mr. Ferber as long as he serves as a member of the Company’s Board.

Stuart G. Moldaw. In addition to standard compensation received as a non-employee Board member, Mr. Moldaw receives compensation and benefits pursuant to an agreement with the Company that provides for administrative support and an annual fee of $100,000 for his services as a consultant to the Company through March 2011. The Company also has agreed to provide Mr. Moldaw and his spouse executive medical, dental, and vision benefits until their respective deaths. Several years ago, the Company had arranged for a split dollar life insurance policy, with a face value of $3.5 million, for the benefit of Mr. Moldaw. No premiums were paid on the policy by the Company during fiscal 2007, and the Company does not currently expect to make future premium payments on such policy. Subsequent to the end of fiscal 2007 (year ending February 2, 2008), the Board of Directors approved a release of the Company’s interest in the residual value of the split dollar life insurance policy, valued at $285,000 as of February 2, 2008.

PROPOSAL 2
APPROVE ADOPTION OF THE ROSS STORES, INC. 2008 EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve adoption of the Ross Stores, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). The Board of Directors adopted the 2008 Plan on March 19, 2008, subject to its approval by stockholders. The 2008 Plan is intended to replace our 2004 Equity Incentive Plan (the “2004 Plan”). If the stockholders approve the 2008 Plan, it will become effective on the day of the Annual Meeting, no further awards will be granted under the 2004 Plan, and that plan will be terminated.

The Board of Directors adopted the 2008 Plan based on the Compensation Committee’s recent shift in strategy from using primarily stock options to provide equity incentives to using primarily full value awards, such as restricted stock and performance shares. The Compensation Committee believes that full value awards can provide desirable incentives for performance and retention at a comparable cost to stock options with less voting power dilution to our stockholders in relationship to the value provided.

Key differences between the 2008 Plan and the 2004 Plan are:

  A total of 6.0 million shares will be authorized for issuance under the 2008 Plan, representing a reduction of approximately 4.3 million shares from the 10.3 million shares remaining available for grant under the 2004 Plan as of March 19, 2008.

  Up to an additional 8,492,928 shares may be authorized for issuance under the 2008 Plan to the extent that awards outstanding as of the date of the Annual Meeting under the 2004 Plan and certain other prior plans of the Company are forfeited or otherwise terminate without shares having been issued, or to the extent that shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations. Because the 2004 Plan authorizes the addition of up to 13,701,846 shares from similar sources, this provision of the 2008 Plan represents a reduction of approximately 5.2 million shares in the number of additional shares authorized.

  The 2004 Plan authorizes the issuance of up to 5.0 million shares pursuant to full value awards, of which 2,675,728 shares had been issued as of March 19, 2008. To facilitate the Company’s shift to the use of full value awards, the 2008 Plan authorizes the issuance of up to 6.0 million shares pursuant to full value awards.

  Unlike the 2004 Plan, the 2008 Plan generally imposes minimum vesting requirements on full value awards. Except for up to 5% of the aggregate number of shares authorized under the 2008 Plan, full value awards that provide for service-based vesting may not vest on a pro rata basis over a period of less than three years, while full value awards that provide for performance-based vesting must have a performance period of at least 12 months. However, full value awards may be structured to provide for accelerated vesting in the case of the participant’s death, disability, termination of employment, or a change in control of the Company.

  Consistent with the Company’s shift in focus to full value awards, the 2008 Plan establishes a program that will, within stockholder-approved share limits described below, permit the Committee to choose from among a range of equity awards to provide for the periodic grant of share-based compensation to non-employee directors in lieu of the automatic non-employee director grant program contained in the 2004 Plan that provides solely for the grant of stock options.

Like the 2004 Plan, the 2008 Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2008 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares and performance units granted under the 2008 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are asked to approve certain material terms of the 2008 Plan. By approving the adoption of the 2008 Plan, the stockholders will be approving, among other things:

  The eligibility requirements for participation in the 2008 Plan;

  The maximum numbers of shares for which stock options, stock appreciation rights, awards of restricted stock or restricted stock units based on attainment of performance goals and performance shares may be granted to an employee in any fiscal year;

  The maximum dollar amount that a participant may receive upon settlement of performance units; and

  The performance criteria upon which awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based.

While we believe that compensation provided by such awards under the 2008 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as “performance-based.”

The Board of Directors believes that the Company must continue to offer a competitive equity incentive program to successfully attract and retain the best possible candidates for positions of responsibility. It believes that the 2008 Plan will enable the Company to increase the cost-efficiency of its equity incentives, reduce potential future stockholder dilution and preserve the deductibility of performance-based compensation, while assisting the Company to attract, retain and motivate the high-caliber employees, directors and other service providers essential to our success.

Summary of the 2008 Plan

The following summary of the 2008 Plan is qualified in its entirety by the specific language of the 2008 Plan, a copy of which is available to any stockholder upon request by writing to the Corporate Secretary, Ross Stores, Inc., 4400 Rosewood Drive, Pleasanton, California 94588-3050. A copy of the 2008 Plan has also been included as an appendix to the electronic version of this Proxy Statement and may be viewed without charge on the Securities and Exchange Commission website at www.sec.gov.

General. The purpose of the 2008 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, performance units and deferred compensation awards.

Authorized Shares. A total of 6,000,000 shares of the Company’s common stock will be authorized for issuance under the 2008 Plan if it is approved by the stockholders. The Board of Directors will terminate the 2004 Plan as of the date of the Annual Meeting if the stockholders approve the 2008 Plan. Shares issued under the 2008 Plan may consist of authorized but unissued or reacquired shares of the Company’s common stock or any combination.

Adjustment for Certain Unissued or Forfeited Prior Plan Shares. Following stockholder approval of the 2008 Plan, the maximum number of shares that may be issued under the 2008 Plan will be increased from time to time by up to 8,492,928 shares from the following sources: (1) awards outstanding as of the date of the Annual Meeting under the 2004 Plan or the Company’s 1988 Restricted Stock Plan, 1991 Outside Directors Stock Option Plan, 1992 Stock Option Plan or 2000 Equity Incentive Plan (collectively, the “Prior Plans”) that subsequently expire or are terminated without having been exercised or settled in full, (2) shares acquired under the Prior Plans that are forfeited or repurchased by the Company for the participant’s purchase price on or after the date of the Annual Meeting, and (3) shares withheld or reacquired by the Company on or after the date of the Annual Meeting in satisfaction of tax withholding obligations under the Prior Plans.

Share Counting and Adjustments for Capital Structure Changes. If any award granted under the 2008 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2008 Plan. Shares will not be treated as having been issued under the 2008 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash or such shares are withheld or reacquired by the Company in satisfaction of a tax withholding obligation.

The number of shares available under the 2008 Plan will be reduced upon the exercise of a stock appreciation right only by the number of shares actually issued. If shares are tendered in payment of the exercise price of an option, the number of shares available under the 2008 Plan will be reduced only by the net number of shares issued. Appropriate adjustments will be made to the number of shares authorized under the 2008 Plan, to the numerical limits on certain types of awards described below, to share limits on non-employee director awards described in this proposal, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2008 Plan to adjust the terms of outstanding awards as it deems appropriate.

Full Value Award Limits. In addition to the limitation described above on the total number of shares of our common stock that will be authorized for issuance under the 2008 Plan, the plan limits the number of shares that may be issued under certain types of awards, subject to adjustment as described above under “Share Counting and Adjustments for Capital Structure Changes.” The number of shares that may be issued pursuant to full value awards granted under the 2008 Plan may not exceed the sum of (i) 6,000,000 and (ii) the aggregate number of shares subject to full value awards granted pursuant to a Prior Plan which revert to the Plan upon (a) expiration, termination or cancellation of such award prior to being settled in full, and (b) forfeiture or repurchase. Further, no more than 5% of the aggregate number of shares authorized under the 2008 Plan may be issued pursuant to full value awards that provide for service-based vesting on a pro rata basis over a period of less than three years or performance-based vesting over a performance period of less than 12 months. However, the Compensation Committee may structure full value awards to provide for accelerated vesting in the case of the participant’s death, disability, termination of employment, or a change in control of the Company.

Other Award Limits. To enable compensation in connection with certain types of awards to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2008 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which any such award may be granted to an employee in any fiscal year, as follows:

  Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals: No more than the lesser of 750,000 shares or 1% of the number of shares of common stock then issued and outstanding.

  Stock options and stock appreciation rights: No more than the lesser of 750,000 shares or 1% of the number of shares of common stock then issued and outstanding .

  Performance share awards: No more than 500,000 shares for each full fiscal year contained in the performance period of the award.

  Performance unit awards: No more than $5,000,000 for each full fiscal year contained in the performance period of the award.

A participant may receive only one performance share or performance unit award with respect to any performance period. To comply with applicable tax rules, the 2008 Plan also limits to 6,000,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2008 Plan.

Administration. The 2008 Plan generally will be administered by the Compensation Committee or other committee of the Board of Directors or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2008 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2008 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2008 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award.

The Committee may delegate to a committee comprised of one or more officers of the Company the authority to grant awards under the 2008 Plan to persons eligible to participate who are neither members of the Board of Directors nor executive officers of the Company, subject to the provisions of the 2008 Plan and guidelines established by the Committee. The 2008 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2008 Plan. All awards granted under the 2008 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2008 Plan. The Committee will interpret the 2008 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2008 Plan or any award.

Prohibition of Option and SAR Repricing. The 2008 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights having a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. Deferred compensation awards may be granted only to officers, directors and individuals who are among a select group of management or highly compensated employees. Non-employee director awards may be granted only to directors who, at the time of grant, are not employees. As of March 28, 2008, we had approximately 13,713 full-time employees, including 20 executive officers, and 8 non-employee directors, who would be eligible under the 2008 Plan.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 28, 2008, the closing price of our common stock on the NASDAQ Global Select Market was $29.17 per share.

The 2008 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2008 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date.

Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee in its discretion.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2008 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2008 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Subject to the minimum vesting requirements described above under “Full Value Award Limits,” restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units. The Committee may grant restricted stock units under the 2008 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards and subject to the minimum vesting requirements described above under “Full Value Award Limits.” Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant, subject to the minimum vesting requirements described above under “Full Value Award Limits.” These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares, and a monetary value established by the Committee at the time of grant in the case of performance units.

Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: sales revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net income, expenses, the market price of our common stock, earnings per share, return on stockholders’ equity, return on capital, return on net assets, economic value added and market share.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be provided to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be paid on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount provided to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant who has been awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2008 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Compensation Awards. The 2008 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee who are officers, directors or members of a select group of management or highly compensated employees may elect to receive an award of deferred stock units in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards. Each such deferred stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement.

Deferred stock units will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of deferred stock units subject to the award on a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the deferred stock units. However, participants holding deferred stock units will be entitled to dividend equivalent rights with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole stock units determined in accordance with a method specified by the Committee in the participant’s award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

Non-Employee Director Awards. The Committee may, from time to time, establish awards to be granted on a periodic, nondiscriminatory basis to all members of our Board of Directors who are not employees of the Company or any parent or subsidiary corporation or other affiliate of the Company (“non-employee directors”).

Additional awards may be granted to non-employee directors in consideration of service on one or more committees of the Board, service as chairman of one or more committees of the Board, service as chairman or lead director of the Board or the individual’s initial appointment or election to the Board. Non-employee director awards may be granted at the Committee’s discretion in the form of nonstatutory stock options, stock appreciation rights, restricted stock or restricted stock units having such vesting terms as the Committee determines, subject to the minimum vesting requirements described above under “Full Value Award Limits,” and other terms and conditions substantially similar to those described above under the applicable type of award. Subject to the following limits, the Committee will determine the numbers of shares for which non-employee director awards are granted. A non-employee director may not be granted in any fiscal year awards under the Plan for more than 5,000 shares if the award is for full value shares (or 12,000 shares, if the award is an option for shares), except that this limit may be increased by up to an additional 7,000 shares if the award is for full value shares (or 17,000 shares, if the award is an option for shares) in the fiscal year in which the non-employee director is first appointed or elected to the Board of Directors, and by up to an additional 600 shares if the award is for full value shares (or 1,500 shares if the award is an option for shares) in any fiscal year for each committee of the Board on which the non-employee director serves.

Change in Control. Unless otherwise defined in a participant’s award or employment agreement, the 2008 Plan provides that a “Change in Control” occurs upon (a) a “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than an employee benefit plan or a corporation owned by the Company’s stock holders in the same proportion as their ownership of Company stock, becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock, (ii) a merger or consolidation in which the Company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. Stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines.

The 2008 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award. The vesting of all non-employee director awards will be accelerated in full upon a Change in Control.

Awards Subject to Section 409A of the Code. Certain awards granted under the 2008 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2008 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2008 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Termination or Amendment. The 2008 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2008 Plan following the tenth anniversary of the 2008 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may terminate or amend the 2008 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2008 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law, regulation or rule. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2008 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Compensation Awards. A participant generally will recognize no income upon the receipt of deferred stock units. Upon the settlement of deferred stock units, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they are transferred to the participant, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

New Plan Benefits

No awards will be granted under the 2008 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Board believes that the proposed adoption of the 2008 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of adoption of the Ross Stores, Inc. 2008 Equity Incentive Plan.

Aggregate Equity Compensation Plan Information.

The following table summarizes information regarding the shares that may be issued under the Company’s equity compensation plans as of February 2, 2008:

	(a)		(c)
	Number of securities	(b)	Number of securities
	to be issued upon	Weighted average	remaining available for
	exercise of	exercise price per	future issuance
	outstanding options	share of outstanding	(excluding securities
Shares in (000s)	and rights	options and rights	reflected in column (a))[1]
Equity compensation
plans approved by
security holders	5,213[2]	$ 25.40	11,865[3]

Equity compensation
plans not approved by
security holders	1,406[4]	$ 19.95	-

Total	6,619	$ 24.25	11,865[5]

____________________

[1]	Upon approval by stockholders of the 2004 Equity Incentive Plan in May 2004, any shares remaining available for grant in the share reserves of the 1992 Stock Option Plan, the 2000 Equity Plan, the 1991 Outside Directors Stock Option Plan and the 1988 Restricted Stock Plan were automatically canceled.
[2]	Represents shares reserved for options granted under the prior 1992 Stock Option Plan, the prior 1991 Outside Directors Stock Option Plan, and the 2004 Equity Incentive Plan.
[3]	Includes 1,261,000 shares reserved for issuance under the Employee Stock Purchase Plan and 10,604,000 shares reserved for issuance under the 2004 Equity Incentive Plan.
[4]	Represents shares reserved for options granted under the prior 2000 Equity Incentive Plan, which was approved by the Company’s Board of Directors in March 2000.
[5]	Upon approval by stockholders of the 2008 Equity Incentive Plan, any shares remaining available for grant in the share reserves of the 2004 Equity Incentive Plan will automatically be canceled.

PROPOSAL 3
RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company for the fiscal year ending January 31, 2009. It is anticipated that a representative of Deloitte will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for approval of this proposal. Abstentions and broker non-votes each will be counted as present in determining if a quorum is present, but will not be counted as having been voted on this proposal.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board, however, is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee at their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009.

ROSS STORES, INC.
BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of both its internal and independent auditors. The Audit Committee is also responsible for the selection and engagement of the Company’s independent auditors. The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. This charter is viewable on the Company’s website, http://www.rossstores.com, in the Investor Information section under “Corporate Governance.” Each Committee member is independent as defined by the applicable NASDAQ listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

In this context, we held eight meetings during fiscal 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company’s independent registered public accounting firm, Deloitte. We discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. We met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 2, 2008 with management and Deloitte.

We also discussed with the independent auditors matters required to be discussed with audit committees under standards by the Public Company Accounting Oversight Board including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and other required communications with Audit Committees.

In addition, the Audit Committee discussed with Deloitte their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). When considering Deloitte’s independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the fees paid to Deloitte for audit and non-audit services.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended February 2, 2008 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009, and are requesting that our stockholders ratify this appointment.

Summary of Audit, Audit-Related, Tax and All Other Fees

The Audit Committee reviews and approves all proposed audit and non-audit engagements and related fees of Deloitte. In addition, any audit and non-audit fees for newly proposed professional services that arise during the year, or changes to previously approved fees and work, are reviewed and approved in advance of commencement of such services by the Audit Committee at their regularly scheduled meetings throughout the fiscal year. Should a situation arise that requires approval between meetings, the Audit Committee has delegated authority to its Chairman to authorize such pre-approval and report on same at the following regularly scheduled meeting.

The following table summarizes the aggregate fees billed by Deloitte for professional services to the Company rendered during fiscal 2007 and 2006.

Fees	Fiscal Year 2007	Fiscal Year 2006
Audit Fees	$1,127,000	$1,089,000
Audit-Related Fees	170,000	102,000
Tax Fees
Tax Compliance Fees	251,000	224,000
Other Tax Services	15,000	--
All Other Fees	--	--
Total Fees	$1,563,000	$1,415,000

Audit Fees in fiscal 2007 and 2006 included fees related to the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in Quarterly Reports on Form 10-Q and Sarbanes-Oxley compliance services. Audit-Related Fees were for consultation on accounting standards or transactions and audits of employee benefit plans and Sarbanes-Oxley advisory services. Tax Fees were for tax-related services, consisting of compliance services (preparation or review of the Company’s tax returns, and other tax compliance matters) and other tax services. All of the services reflected in the table were pre-approved by the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE OF THE
COMPANY'S BOARD OF DIRECTORS

Donald H. Seiler, Chairman
Michael J. Bush
Sharon D. Garrett

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We believe in strongly aligning executive compensation and stockholder interests. To achieve this end, the executive compensation program is designed to:

  Attract, motivate, and retain a strong leadership team to create and sustain our business success in the challenging off-price apparel and home goods market.

  Reinforce our high performance culture and values through programs focused on accountability that are also highly leveraged to deliver above market compensation opportunities for superior performance and results.

  Create alignment of interests between the executive leadership team and stockholders, focused on longer-term stockholder value creation.

  Differentiate executive pay to recognize critical skills, contributions, and current and future potential impact on the organization’s success.

We operate in the challenging off-price apparel and home goods industry, where we are the second largest retailer. To effectively compete in this environment, we need to attract and retain a senior management team with the necessary background, qualifications, expertise and experience to effectively execute our off-price strategies in all facets of our operations.

The Company and the Compensation Committee of the Board of Directors (the “Committee”) have implemented executive compensation programs designed to align our executive officers’ pay with the long-term strategic goals of the Company, recognize individual initiative and achievements, and assist us in attracting, motivating and retaining high-performing executives.

These complimentary programs also create effective incentives for achievement of short and long-term corporate performance goals, promote retention of key executives and the optimization of financial returns to stockholders.

A significant portion of the total potential compensation of our executive officers (that is the executive officers named in the Summary Compensation Table on page 35 (the “NEOs”) and our other Executive Vice Presidents and Senior Vice Presidents) is linked to Company performance. It is paid in the form of annual incentive bonuses under the Incentive Compensation Plan that vary based on the Company's achievement of pre-established pre-tax profit targets, and stock plan awards, which vary by position, individual performance and contribution levels.

We believe that the components of the total compensation program for executives outlined in this report work together to enable us to attract, motivate and retain the executive talent necessary to successfully execute our strategies over the longer term in a competitive retail environment.

To meet these objectives, our executive compensation packages include the following three primary elements, as well as other perquisites and benefits typically offered to senior executive officers.

1.	Base Salary – A fixed cash compensation amount that is competitive with the markets in which we compete for executive talent. Base pay recognizes individual skills, competencies, experience, job accountabilities, and organizational impact. Pay is adjusted periodically via both an annual review process and individual circumstances. During fiscal 2007, the base salary paid to the NEOs as a group increased 3.0% over the prior year. Ms. Panattoni and Ms. Rentler each executed an employment agreement effective January 1, 2007, and received an increase in salary at that time. Consequently, neither received an increase in salary in fiscal 2007.

2.	Annual Cash Incentives – A short-term cash incentive compensation plan, the “Incentive Compensation Plan,” is designed to link the entire executive team to annual Company performance targets. The annual incentive bonus target is pre-tax earnings. All executive officers are motivated to achieve the same goals. Senior executive levels in our organization have an increasingly higher proportion of total compensation at risk than do lower levels. For fiscal 2007, cash incentives earned by our NEOs as a group under the Incentive Compensation Plan averaged 66% of the base salary earned by them during the fiscal year. The amount payable to them was determined by the level of actual pre-tax earnings achieved relative to the target established and approved by the Compensation Committee at their meeting on March 22, 2007. For fiscal 2007, our actual results were below the pre-tax earnings target, but above the threshold for minimum potential payout level (see Grants of Plan-Based Awards Table on page 40).

3.	Long-Term Equity Incentives – Historically these have consisted of equity awards in the form of restricted stock and non-qualified stock option grants that vest over several years. Highly differentiated by individual, these awards vary in amount by level, contribution, performance and uniqueness of skill set. These longer-term components have the potential to be one of the largest pieces of an executive’s total compensation. During 2007, we recognized total expense of $8.5 million for CEO compensation, of which $6.3 million or approximately 75% was related to longer-term equity plan awards, with 12% of the total cost in the form of guaranteed base salary. For all five NEOs as a group, approximately 60% of total compensation expense was related to longer-term equity awards, with 22% in the form of guaranteed base salary. These equity awards also help to ensure that the long-term interests of the Company remain our executives’ highest priority. They also are the primary tool for ensuring retention of key contributors and promoting executive continuity.

In fiscal 2007, the Company transitioned to annual performance share awards in lieu of annual stock option grants for all executive officers, except the Chief Executive Officer (“CEO”). The performance share awards granted in 2007 had a performance period of one year with a performance goal based on an annual adjusted pre-tax profit target and vest over three years. Expected benefits from our shift toward performance share awards include potentially lower expense recognition, a reduction in share dilution, lower annual equity plan run rate levels, and a decline in the overall overhang from equity plans.

Historically, the objective of equity awards to our CEO has been to increase focus on performance over a longer time horizon that has been tied to our CEO’s typical four-year employment contract term. As a result, our CEO historically has not received annual equity awards. All equity grants to our CEO consisting of restricted stock awards and stock option grants have been made in conjunction with the renewal of the CEO’s employment agreement, approximately every two years. The CEO’s option grants also typically had a longer vesting schedule than that provided to other executive officers, with no shares vesting in the initial two years after the option grant date, 40% of the shares vesting in the third year and 60% of the shares vesting in the fourth year. The weighting of this vesting schedule, with the majority of shares vesting in the fourth year, tied to the term of his employment agreement with the Company to enhance the retentive value of the award. In addition, this vesting structure strengthened the CEO’s focus on maximizing the longer-term financial performance and market value of the Company.

For the future, the Compensation Committee believes that full value awards can provide more effective incentives for both performance and retention at a comparable cost to stock option awards for all executive officers including the CEO. The Company expects this change to create more effective alignment of common goals across the leadership team. In 2008 and subsequent years, the Committee expects to structure the mix of equity awards to all executive officers including the CEO with an emphasis on full value awards, including both restricted stock awards and performance share awards. As noted above, equity awards to the CEO are typically made in conjunction with the renewal of his employment agreement, with the next renewal expected in fiscal 2009.

Another important objective for the Company is to minimize the amount of voting power dilution from its equity plans. We define voting power dilution as the sum of the shares available for future grant under the Company’s equity incentive plan plus all outstanding and unexercised stock option shares plus all unvested restricted and performance shares (the “potentially dilutive equity incentive plan shares”) divided by the sum of the shares of the Company’s common stock outstanding plus the potentially dilutive equity incentive plan shares. Although this metric may vary from year to year, the goal over the long term is to keep average total voting power dilution from exceeding 10%. The Company anticipates that its decision to put more emphasis on full value awards will result in reduced voting power dilution, lower annual equity plan run rate levels and a decline in the total overhang from equity plans.

In determining the appropriate levels of compensation for each executive position, we consider a variety of different elements, including competitive data, information from recruiters, and opinions and other information provided by compensation consultants. We review market compensation practices that reflect the competitive labor markets in which we compete for executive talent at retailers with similar complexity and financial characteristics, as well as at non-retail companies for functional leadership roles that are highly mobile across industry segments (e.g., finance, information technology, legal, human resources).

In addition, we consider each executive’s experience, background, and prior salary history plus our general knowledge of peer group practices. The combination of these resources provides sufficient data for us to determine the total compensation levels that will enable us to recruit, motivate and retain top talent and to establish competitive compensation packages for our NEOs and other executive officers. Individual total compensation is tied to the overall degree of success or failure of the Company and serves to motivate executive officers to meet relevant performance measures or targets, thereby maximizing total return to stockholders.

Comparative Framework

A range of competitive and peer group information on executive compensation is reviewed by the Company and the Compensation Committee on a periodic basis. The peer companies chosen can vary for each of the executive positions.

In fiscal 2006 the Committee retained, an independent compensation consulting firm, Towers Perrin (the “Consultant”), to assist in its review of key elements of our executive compensation programs and to recommend any appropriate modifications. The Consultant provided market data advice to the Compensation Committee with respect to competitive practices and the amount and nature of compensation paid to executive officers at other companies operating in similar competitive environments. The Consultant collected data on a number of off-price, department store, discount store, specialty store, and apparel and home goods retailers that it believed had similar business models, competitive challenges and/or operating and financial characteristics when compared to the Company. The Consultant provided an assessment of competitive positioning for each of the Company’s executive officer compensation packages, including base salary, annual incentive target, long-term equity and total overall compensation vis-à-vis the level of compensation for executive officers performing similar job functions in companies in their relevant peer group. This analysis provided a reference point for fiscal 2007 discussions of compensation for our executive officers.

Although the Committee considers the compensation practices of peer companies, it does not make any determinations or changes in compensation in reaction to that market data alone. The Compensation Committee also does not target compensation to a specific point or range within any peer group. Therefore, it uses peer group data as one of a number of factors in determining compensation levels and packages.

The Committee reviewed data on the following peer retailers listed below for fiscal year 2007.

Ann Taylor Stores Corp.	Bed Bath & Beyond, Inc.	Big Lots, Inc.	BJ’s Wholesale Club, Inc.
Charming Shoppes Inc.	Chico’s FAS, Inc.	The Children’s Place Retail Stores, Inc.	Dillard’s, Inc.
Dollar General Corp.	Dollar Tree Stores, Inc.	Dress Barn, Inc.	Family Dollar Stores, Inc.
Foot Locker, Inc.	Gap Inc.	Jones Apparel Group, Inc.	Kohl’s Corporation
Limited Brands, Inc.	Liz Claiborne Inc.	Nordstrom, Inc.	Office Depot, Inc.
Payless Shoesource	PetSmart, Inc.	Staples, Inc.	Stein Mart, Inc.
The Talbots, Inc.	The TJX Companies, Inc.	Williams-Sonoma, Inc.

The Committee also reviewed data from the Towers Perrin’s 2006 Compensation Retail/Wholesale industry DataBank of 50 retail organizations.

Adidas America	Ann Taylor Stores Corp.	The Great Atlantic & Pacific Tea Company, Inc.	Applebee's International, Inc.
AutoZone, Inc.	Best Buy Co., Inc.	Big Lots, Inc.	Blockbuster Inc.
The Chanel Companies	Circle K	Coach, Inc.	Coldwater Creek, Inc.
Columbia Sportswear Company	CVS Caremark Corp.	Darden Restaurants, Inc.	Federated Department Stores, Inc.
Foot Locker, Inc.	Gap Inc.	Hannaford Bros. Co.	Harry Winston, Inc.
The Home Depot, Inc.	J.C. Penney Company, Inc.	J. Crew Group, Inc.	Kohl's Corporation
Levi Strauss & Co.	L.L. Bean, Inc.	Longs Drug Stores Corp.	NIKE Inc.
Office Depot, Inc.	Papa John’s International, Inc.	PetSmart, Inc.	Phillips-Van Heusen Corp.
Polo Ralph Lauren Corp.	Raley's Family of Fine Stores	Ross Stores, Inc.	RSC Equipment Rental, Inc.
Safeway Inc.	Sears Holdings Corporation	7-Eleven, Inc.	The Sports Authority, Inc.
Staples, Inc.	Target Corporation	Tiffany & Co.	Toys 'R' Us, Inc.
True Value Company	United Rentals, Inc.	United Stationers Inc.	The Warnaco Group, Inc.
Whole Foods Market, Inc.	Williams-Sonoma, Inc.

CEO Compensation

For fiscal 2007, we increased the base salary paid to the CEO by 2.5% over the prior year based on the annual Company-wide review process. The annual incentive bonus portion of the CEO’s compensation is based on the Company's achievement of targeted pre-tax earnings, as established by the Compensation Committee. During fiscal 2007, the Company’s results were below the target but above the minimum threshold pre-tax earnings goal (see Grants of Plan-Based Awards Table on page 40). The previously set incentive compensation bonus payout level at target for the CEO was changed in fiscal 2007 from 75% to 100%, based on the March 2007 Towers Perrin executive compensation study discussed below. As a result, Mr. Balmuth received a bonus of $906,416 for fiscal 2007.

The process of setting and structuring compensation for our CEO includes an assessment of the CEO compensation packages offered by comparable retail companies. Every two years, in conjunction with the renewal of the CEO’s employment agreement, we conduct a review of the compensation practices of a peer group of companies to assess the relative competitiveness of our CEO compensation. The last review was conducted for the compensation awarded to the CEO in March 2007, for which the Committee engaged the compensation consulting firm of Towers Perrin to perform a review of publicly available Proxy Statement disclosures for selected retailers listed above. The Committee also evaluated the financial and operating performance of those companies over a three and six year timeframe to gauge the Company’s comparative performance relative to this peer group.

The Compensation Committee utilized this practice of assessing CEO compensation levels and performance history among peer group companies to provide a reference point for fiscal 2007 discussions of compensation for our CEO. However, true analogs to Ross are difficult to find in the traditional retail apparel sector. The Compensation Committee believes that the CEO’s off-price industry skills, familiarity with the Company and senior management expertise are critical to the continued success of the Company. In addition, the Compensation Committee’s strong belief is that continuity of leadership at the CEO level has been key to the Company’s successful long-term performance. Therefore, the Compensation Committee pays significant attention to long-term equity incentives in structuring compensation packages for our CEO, with performance and retention over the longer term being the foremost consideration.

Oversight of the Executive Compensation Program

The Compensation Committee serves to carry out the responsibilities of the Board with respect to compensation of our executives, including the compensation of our CEO. The Compensation Committee establishes our policies and oversees and administers the policies and plans that govern the cash, equity and incentive compensation of our executive officers. The Compensation Committee is responsible for administering the Company's 2004 Equity Incentive Plan (the “Equity Plan”), overseeing the Employee Stock Purchase Plan, and administering and determining the performance goals under the Incentive Compensation Plan. The Compensation Committee is also appointed to assist the Board in succession planning, development and retention of senior management talent to ensure leadership continuity and organizational strength to achieve the Company's short and longer-term goals.

The Compensation Committee is comprised of two independent directors, George P. Orban and K. Gunnar Bjorklund. Mr. Orban serves as Chairman of the Compensation Committee. Both individuals meet the independence requirements of the Securities and Exchange Commission and applicable NASDAQ listing standards.

In establishing compensation for executive officers, the following are the Compensation Committee’s main objectives:

  Attract and retain individuals with superior off-price merchandising and operational ability and managerial talent;

  Ensure our executive officer compensation is aligned with the Company’s corporate strategies, business objectives, and the longer-term interests of the Company’s stockholders;

  Motivate executives to achieve the key strategic and financial performance objectives by linking incentive award opportunities to the achievement of performance goals; and

  Motivate executives to implement strategies that will drive strong financial performance and maximize stockholder value, as well as promote retention of key people, by providing a significant portion of total compensation opportunities for executive management in the form of direct ownership in the Company through the grants of various equity awards.

The Board has delegated to the Compensation Committee the authority to determine and approve the compensation awards made to the Company’s executive officers, including the grants of equity awards such as restricted stock, performance shares and stock options. To aid the Compensation Committee in making its determinations, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. The CEO also provides input regarding different individuals’ contributions to the Company’s success during the period being assessed, and recommends rewards for these contributions.

Components of the Executive Compensation Program

1.	Base Salary

Base salaries for executive officers are initially determined by competitive requirements to recruit the executive. Salaries are then reviewed annually with adjustments recommended by the CEO based upon competitive market information relating to salary levels, the individual performance of each executive officer and his/her relative contribution in achieving the Company’s strategic goals.

In April 2007, the Company entered into a Third Amendment to the Company’s 2001 Employment Agreement with the CEO which outlined, among other things, his compensation during that renewal term. The CEO’s employment contract is typically renewed every two years. In accordance with this contract, the CEO’s base salary may be adjusted from time to time by the Board in accordance with normal business practices by the Company.

In March 2007, at the same time as the Company conducted its annual salary review cycle for all executive officers, the CEO’s base pay was increased, resulting in a 2.5% increase in total base salary paid to the CEO during the year. No other changes were made to our CEO’s base salary during fiscal 2007.

2.	Annual Cash Incentives

The Incentive Compensation Plan is designed to motivate individual performance and achievement of pre-established targeted levels of pre-tax earnings. “Adjusted pre-tax earnings” is defined as the earnings before taxes as reported in the Company’s consolidated statement of earnings for the fiscal year coinciding with the performance period, adjusted to exclude the reduction in earnings resulting from the accrual of compensation expense for annual incentive awards and performance share awards, granted with respect to the performance period. The pre-tax earnings target is determined annually in accordance with the Company’s five-year planning process, its annual budget process and its long-term earnings per share growth objective. For fiscal 2007, the pre-tax earnings target was an amount that would generate earnings per share increases in line with these short and long term projections.

At the commencement of each fiscal year, the Compensation Committee determines the incentive awards payable at various levels of pre-tax earnings that may be achieved relative to its pre-established target. The awards are expressed as a percentage of base salary and are payable in the form of cash bonuses after fiscal year-end pursuant to this formula.

The amount payable to the NEOs was determined by the level of actual adjusted pre-tax profit achieved relative to the target established and approved by the Committee at its meeting on March 22, 2007. The pre-tax profit target and incentive award payout formula was:

FY 2007 Adjusted
Pre-Tax Profit	Percent of Profit Target	Percent of Target Bonus Paid
	<85%	0%
$399,712,961	85%	50%
$470,250,542	100%	100%
$564,300,650	120%	200%

In fiscal 2007, the Company achieved a level of pre-tax profit relative to the target which will result in the payout of 88.8% of the target award (see Grants of Plan-Based Awards Table on page 40).

3.	Long-Term Equity Incentives

In fiscal 2007, our executive officers were eligible for performance share awards, restricted stock awards and stock option grants under the Equity Plan. Performance share awards, restricted stock awards and stock option grants have two important objectives: (1) to align the financial interests of our executive officers with the interests of our stockholders by providing incentives that focus management’s attention on the successful longer-term strategic management of the business, and (2) to attract, motivate and retain a high-performing group of senior and middle managers.

The Compensation Committee approves the granting of all equity awards to executive officers under the Equity Plan. The Compensation Committee takes into consideration the year-over-year financial impact on pre-tax earnings and earnings per share of such awards. During fiscal 2007, the Company recognized non-cash stock-based compensation expense of approximately $25.2 million, of which about $15.5 million related to amortization of restricted stock, $9.1 million related to stock options and employee stock purchase plan charges (“ESPP”) and $0.6 million related to amortization of performance share awards.

CEO
Historically, the objective of equity awards to our CEO has been to increase focus on performance over a longer time horizon that has been tied to our CEO’s typical four-year employment contract term. As a result, our CEO historically has not received annual equity awards. All equity grants to our CEO consisting of restricted stock awards and stock option grants have been made in conjunction with the renewal of the CEO’s employment agreement, approximately every two years. The CEO’s contract was last renewed effective April, 2007. In fiscal 2007, the Committee awarded the CEO stock options and restricted stock.

No shares vest in the initial two years after the grant date, 40% of the shares vest in the third year and 60% of the shares vest in the fourth year.

Going forward, the Compensation Committee believes that full value awards can provide more effective incentives for both performance and retention at a comparable cost to stock option awards for all executive officers including the CEO. The Company expects this change to create more effective alignment of common goals across the leadership team. As a result, in 2008 and subsequent years, the Committee expects to structure the mix of equity awards to all executive officers including the CEO with an emphasis on full value awards, including both restricted stock awards and performance share awards. As noted above, equity awards to the CEO are typically made in conjunction with the renewal of his employment agreement, with the next renewal expected in fiscal 2009.

NEO (other than the CEO) Equity Awards
Mr. Call and Mr. Fassio each received a restricted stock award in fiscal 2007. Ms. Panattoni and Ms. Rentler each received a restricted stock award late in fiscal 2006 in conjunction with their execution of employment agreements. The value of the restricted stock awards is based on the individual’s prior and outstanding awards, the vesting of such awards, as well as a subjective analysis of each individual’s scope of responsibilities, individual performance, criticality to the Company, expected future contributions to the Company, and cost of replacing the executive.

In addition, each NEO, except the CEO, was granted a performance share award. Performance share awards are rights to receive shares of Ross common stock on a specified date if the Company attains a predetermined performance goal. The shares issued upon attaining the performance goal are subject to a separate vesting schedule (performance shares granted in Fiscal 2007 vest over a three-year period beginning on the date of grant as follows: 30% on March 31, 2008; 30% on March 31, 2009; and 40% on March 31, 2010). The size of the performance share award varied by executive position and was based on a target dollar value of the award divided by the stock price on the date of grant. Adjusted pre-tax profit was chosen by the Committee as the performance measurement for the performance share awards for the same reasons as set forth under Incentive Plans above. The actual number of performance shares earned for fiscal 2007 was determined based on company performance measured over a one-year period against the predetermined performance goals as follows:

		Percent of Target Performance
FY 2007 Adjusted	Percent of	Shares Issued as Common
Pre-Tax Profit	Profit Target Achieved	Shares
	<90%	0%
$423,225,488	90%	66.7%
$470,250,542	100%	100%
$564,300,650	120%	200%

In fiscal 2007, the Company attained a level of achievement relative to the target which resulted in the payout of 88.8% of the target award issued in shares on March 31, 2008 and subject to the vesting schedule. The table below provides the threshold, target, and maximum performance amounts and the number of shares actually earned:

						FY 2007
	Value of					Value of
	Target					Performance
	Performance				FY 2007	Shares
	Share				Performance	Issued as
	Award at	Threshold	Target	Maximum	Shares	Common
	Grant	Number of	Number of	Number of	Issued as	Stock
	(March 22,	Performance	Performance	Performance	Common	(March 31,
NEO	2007)	Shares	Shares	Shares	Stock	2008)
Panattoni	$350,024	6,793	10,184	20,367	9,044	$270,958
Rentler	$350,024	6,793	10,184	20,367	9,044	$270,958
Fassio	$250,007	4,852	7,274	14,548	6,460	$193,542
Call	$100,017	1,941	2,910	5,820	2,585	$77,447

Grant Date Policy

We issue equity awards in the form of performance share awards, restricted stock and options on the executive officer’s or associate’s hire date, promotion date, contract renewal date or as part of the Company’s annual performance review process conducted after fiscal year earnings are announced in March of each year. We review the performance and compensation for the majority of our executive officers and associates annually at that time. The Committee approves all executive officer grants for execution on or after the approval date. We do not time grant dates based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. Our Board and Compensation Committee also have delegated authority to the CEO to grant restricted stock and stock options to newly hired employees and/or employees who receive promotions outside of the normal annual focal review process for associates who are below the executive officer level.

All or a portion of restricted stock awards for Executive Officers typically cliff vest over three to five years. The CEO has historically received grants of options and restricted stock as part of his contract renewal process, which has been approximately every two years. His employment agreement was last renewed in April 2007. All stock option awards are granted with an exercise price equal to the closing price per share of the Company’s common stock on the NASDAQ Stock Market on the date of grant. These awards provide value to the executive officers only when and to the extent that the value of the Company’s common stock appreciates over the value on the date of grant.

Defined Contribution and Deferred Compensation Plans

The Company offers a 401k plan to all employees. The Company provides a matching contribution of up to 4% of base salary (up to IRS limits) to contributing associates with more than six months of service. Participants have the ability to choose from a variety of investment options under the 401(k) Plan.

In addition, under the terms of the Company’s Non-Qualified Deferred Compensation Plan (the “NQDC Plan”), all executive officers and vice presidents are eligible to defer up to 100% of their base salary and up to 100% of their annual incentive bonus earned during the year. The executive can choose from a variety of investment options under the NQDC Plan. Individual contributions and associated earnings may be deferred, without any distributions, for a maximum period of up to twelve months after the executive officer’s termination from the Company, at which time the aggregate balance in the executive’s NQDC Plan account pays out either in a lump sum or in annual installments of up to a maximum of ten years.

Executive officers are eligible for a Company match for their NQDC Plan contributions to the extent that the executive officers did not receive the full Company match to which employees are eligible under the Company’s 401(k) Plan. In fiscal 2007, none of the NEOs received such a match. (See Table disclosing NEO participation in the NQDC Plan for 2007 on page 45 of this Proxy Statement.)

Employment Agreements

All NEOs have entered into employment agreements with the Company. The CEO’s contract was last renewed effective April 2007. The Compensation Committee approved an additional extension of the term of the CEO’s agreement through January 2011. The employment agreements with our other NEOs – Mr. Call, Ms. Panattoni, Ms. Rentler and Mr. Fassio – are subject to two-year renewals if not terminated by either party. (See detailed discussion of NEO contract terms and severance benefits on pages 46 through 52 of this Proxy Statement.)

We believe these employment agreements benefit both the NEOs and the Company as they allow our executives to focus on their responsibilities and objectives without concern for their employment security in the event of a termination or change in control. All employment agreements for both the CEO and all other executive officers provide for severance benefits in certain events.

We also believe that these employment agreements are an effective retention tool for executives while providing protection for the Company. The agreements reaffirm protection of our confidential information and trade secrets, as well as post-termination restrictions on recruiting our current associates. These agreements also include limitations on the executive accepting post-termination employment with certain competitors. (See further discussion under “Potential Payments upon Termination or Change in Control”).

Tax and Accounting-Related Matters

We maintain a mix of executive compensation programs, some which are performance-based and qualify for deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and others of which are time-based to create a strong retention tool for key executives. The Compensation Committee has reviewed the Company's executive compensation structure in light of the current tax law. We believe that compensation resulting from previously granted stock options will be fully deductible when an option is exercised. We also believe that payments under the Incentive Compensation Plan will be fully deductible. Future performance-based equity awards are also expected to be fully deductible. Salary, sign-on bonuses, guaranteed bonuses and certain other cash compensation costs related to the Company's NEOs may not be fully deductible to the extent that, when added to other non-exempt compensation for that particular executive, the total exceeds $1 million. Time-based restricted stock awards also do not qualify as performance-based compensation and, therefore, may not be fully deductible to the extent the share value upon vesting, when added to other non-exempt compensation for a particular executive, exceeds the $1 million limit in any tax year. During fiscal 2007, the Company estimates the impact from compensation paid to NEOs that was not deductible under Section 162(m) reduced net earnings by $2.4 million and cash flows by $1.6 million.

Additional Executive Compensation Policies

We believe that holdings in Ross Stores stock or its derivatives in the form of restricted stock awards or stock option grants comprise a significant portion of our executive officers’ total net worth. As a result, we have not adopted any Stock Ownership Guidelines for senior management.

We allow for the use of SEC Rule 10b5-1 trading plans by our executives, which provide for pre-established plans for selling shares of Company common stock. At the present time, our CEO has SEC Rule 10b5-1 trading plans in place.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Ross Stores, Inc. have reviewed and discussed the above Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE
COMPANY'S BOARD OF DIRECTORS

George P. Orban, Chairman
K. Gunnar Bjorklund

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid, accrued, or recognized as an expense by the Company for the 2007 and 2006 fiscal years to or on behalf of our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers, collectively referred to as the Named Executive Officers (“NEOs”).

Summary Compensation Table
						Non-Equity
						Incentive	All Other
						Plan	Compen-
				Stock	Option	Compen-	sation
Name & Principal Position	Year	Salary (1)	Bonus (2)	Awards (3)	Awards (4)	sation (5)	(6)	Total
Michael Balmuth Vice Chairman, President & Chief Executive Officer	2007	$1,017,614	$-	$4,007,711	$2,318,888	$906,416	$237,790	$8,488,419
	2006	$993,791	$-	$3,505,128	$2,358,163	$1,099,848	$212,763	$8,169,693
John G. Call Senior Vice President & Chief Financial Officer	2007	$466,810	$-	$174,509	$72,601	$228,906	$33,420	$976,246
	2006	$452,310	$-	$188,904	$118,209	$367,054	$36,154	$1,162,631
Lisa Panattoni Executive Vice President, Merchandising	2007	$690,010	$-	$924,837	$207,730	$398,274	$78,600	$2,299,451
	2006	$590,246	$-	$861,988	$321,910	$570,964	$52,003	$2,397,111
Barbara Rentler Executive Vice President, Merchandising	2007	$752,847	$-	$863,957	$126,120	$434,543	$69,024	$2,246,491
	2006	$612,613	$-	$530,596	$231,120	$588,181	$47,682	$2,010,192
James S. Fassio Executive Vice President Property Development, Construction and Store Design	2007	$600,259	$-	$515,865	$130,400	$347,912	$94,023	$1,688,459
	2006	$579,735	$100,000	$447,942	$220,909	$556,106	$71,697	$1,976,389
____________________

(1)	Salary consists of (i) base salary in effect during the fiscal year plus (ii) an additional amount paid as salary to reimburse the NEO for an annual premium payment by the NEO to purchase a life insurance policy held in an irrevocable life insurance trust established by the executive and an amount necessary to gross up the executive for any federal, state and local income tax liability attributable to the premium reimbursement amount. For fiscal 2007:

	a.	Michael Balmuth: base salary - $984,875; premium reimbursement - $32,739
	b.	John G. Call: base salary - $464,125; premium reimbursement - $2,685
	c.	Lisa Panattoni: base salary - $685,000; premium reimbursement - $5,010
	d.	Barbara Rentler: base salary - $750,000; premium reimbursement - $2,847
	e.	James S. Fassio: base salary - $592,501; premium reimbursement - $7,758
(2)	There were no bonus award payments outside the Incentive Compensation Plan in fiscal 2007.
(3)	Stock award values reflect the amortization expense recognized by the Company in accordance with FASB Statement No. 123(R), “Share-Based Payment” (“FAS 123(R)”), for each covered fiscal year relating to outstanding restricted stock grants and performance share awards. The total value to be expensed over the amortization or vesting period for each award was determined by multiplying the number of shares of restricted stock or target performance award shares granted by the closing price of Ross Stores, Inc. common stock as reported on NASDAQ on the date of grant. For fiscal 2007:
	a.	Michael Balmuth: $2,268,571 related to 279,623 shares of restricted stock granted on March 17, 2005 with a total award value of $8,000,014 at grant date; and $1,739,140 related to 232,762 shares of restricted stock granted on March 22, 2007 with a total award value of $8,000,030 at grant date.
	b.	John G. Call: $43,739 related to 20,646 shares of restricted stock granted on August 21, 2003 with a total award value of $500,046 at grant date, which completed vesting in full on August 21, 2007; $75,000 related to 10,486 shares of restricted stock granted on March 17, 2005 with a total award value of $300,004 at grant date; $31,260 related to 4,365 shares of restricted stock granted on March 22, 2007 with a total award value of $150,025 at grant date; and $24,510 related to a performance share award with a target of 2,910 shares granted on March 22, 2007 with a total award value of $100,017 at grant date.
	c.	Lisa Panattoni: $559,999 related to 101,011 shares of restricted stock granted on January 3, 2005 with a total award value of $2,800,025 at grant date; $279,054 related to 34,130 shares of restricted stock granted on January 2, 2007 with a total award value of $1,000,009 at grant date; and $85,784 related to a performance share award with a target of 10,184 shares granted on March 22, 2007 with a total award value of $350,024 at grant date.
	d.	Barbara Rentler: $16,665 related to 21,032 shares of restricted stock granted on March 20, 2003 with a total award value of $400,029 at grant date, which completed vesting in full on March 20, 2007; $99,996 related to 14,782 shares of restricted stock granted on January 5, 2004 with a total award value of $400,001 at grant date; $200,004 related to 27,885 shares of restricted stock granted on February 7, 2005 with a total award value of $800,021 at grant date; $100,008 related to 14,384 shares of restricted stock granted on March 16, 2006 with a total award value of $400,019 at grant date; $361,500 related to 51,195 shares of restricted stock granted on January 2, 2007 with a total value of $1,500,014; and $85,784 related to a performance share award with a target of 10,184 shares granted on March 22, 2007 with a total award value of $350,024 at grant date.
	e.	James S. Fassio: $14,574 related to 18,402 shares of restricted stock granted on March 20, 2003 with a total award value of $350,006 at grant date, which completed vesting in full on March 20, 2007; $75,012 related to 10,198 shares of restricted stock granted on March 17, 2004 with a total award value of $300,025 at grant date; $200,004 related to 27,885 shares of restricted stock granted on February 7, 2005 with a total award value of $800,021 at grant date; $90,000 related to 14,384 shares of restricted stock granted on March 16, 2006 with a total award value of $400,019 at grant date; $75,000 related to 13,093 shares of restricted stock granted on March 22, 2007 with a total award value of $450,006 at grant date; and $61,275 related to a performance share award with a target of 7,274 shares granted on March 22, 2007 with a total award value of $250,007 at grant date.
(4)	Option award values reflect the amortization expense recognized by the Company in accordance with FAS 123(R) for each covered fiscal year for unvested and outstanding stock option grants in addition to amortization expense recognized for options that vested during the year. Except for Mr. Balmuth, all stock options granted to the NEOs vest monthly over three years from the grant date, with 16.7% of the shares vesting in year one; 33.3% of the shares vesting in year two and 50.0% vesting in year three. For fiscal 2007:
	a.	Michael Balmuth: $1,228,242 related to a stock option for 559,246 shares granted on March 17, 2005 with a total award value of $4,848,751 at grant date; and $1,090,646 related to a stock option of 523,713 shares granted on March 22, 2007 with a total award value of $4,847,697 at grant date. For the March 2005 stock option, 40% of the shares will vest in equal monthly increments during the year ending March 17, 2008 and 60% of the shares will vest in equal monthly increments during the year ending March 17, 2009. For the March 2007 stock option, 40% of the shares will vest in equal monthly increments during the year ending January 29, 2010 and 60% of the shares will vest in equal monthly increments during the year ending January 29, 2011.
	b.	John G. Call: $4,280 related to a stock option for 20,000 shares granted on March 17, 2004, with a total award value of $138,490 at grant date which completed vesting on March 17, 2007; $26,966 related to a stock option for 20,000 shares granted on March 17, 2005, with a total award value of $132,211 at grant date; and $41,355 related to a stock option for 14,000 shares granted on April 13, 2006, with a total award value of $129,403 at grant date.

	c.	Lisa Panattoni: $154,882 related to a stock option for 126,263 shares granted on January 3, 2005, with a total award value of $807,210 at grant date; and $52,848 related to a stock option for 19,000 shares granted on March 16, 2006, with a total award value of $164,665 at grant date.
	d.	Barbara Rentler: $73,272 related to a stock option for 58,557 shares granted on February 7, 2005, with a total award value of $388,173 at grant date; and $52,848 related to a stock option for 19,000 shares granted on March 16, 2006, with a total award value of $164,665 at grant date.
	e.	James S. Fassio: $4,280 related to a stock option for 20,000 shares granted on March 17, 2004, with a total award value of $138,490 at grant date which completed vesting on March 17, 2007; $73,272 related to a stock option for 58,557 shares granted on February 7, 2005, with a total award value of $388,173 at grant date; and $52,848 related to a stock option for 19,000 shares granted on March 16, 2006, with a total award value of $164,665 at grant date.
	f.	The total value to be expensed over the amortization or vesting period for each option was determined by the Black-Scholes option pricing model using the weighted average assumptions for expected life of the option from grant date, expected volatility, risk free interest rate and dividend yield described in the following reports:
		i.	Options granted on March 17, 2004 as described in Note A of our Form 10-Q for the first quarter of fiscal 2004 filed on June 8, 2004.
		ii.	Options granted on January 3, 2005 as described in Note A of our Form 10-K for fiscal 2004 filed on April 14, 2005.
		iii.	Options granted on February 7, 2005 and March 17, 2005 as described in Note A of our Form 10- Q for the first quarter of fiscal 2005 filed on June 9, 2005.
		iv.	Options granted on March 16, 2006 and April 13, 2006 as described in Note B of our Form 10-Q for the first quarter of fiscal 2006 filed on June 7, 2006.
		v.	Options granted on March 22, 2007 as described in Note B of our Form 10-Q for the first quarter of fiscal 2007 filed on June 13, 2007.
(5)	Non-Equity Incentive Plan Compensation reflects cash incentive awards earned and accrued under the Ross Stores, Inc. Second Amended and Restated Incentive Compensation Plan.
(6)	All Other Compensation is described in the table that follows.

All Other Compensation (Fiscal 2007)
	Perquisites &	Tax	Dividends/Earnings
	Other Personal	Reimbursements	on Stock/Option	Total All Other
Name & Principal Position	Benefits (1)	(2)	Awards (3)	Compensation
Michael Balmuth
Vice Chairman, President &
Chief Executive Officer	$66,746	$43,174	$127,870	$237,790
John G. Call
Senior Vice President & Chief
Financial Officer	$26,196	$1,238	$5,986	$33,420
Lisa Panattoni
Executive Vice President,
Merchandising	$29,765	$17,384	$31,451	$78,600
Barbara Rentler
Executive Vice President,
Merchandising	$31,322	$3,651	$34,051	$69,024
James S. Fassio
Executive Vice President
Property Development,
Construction and Store
Design	$52,684	$21,273	$20,066	$94,023

____________________

(1)	A detailed listing of perquisites provided to each NEO during fiscal 2007 is contained in the table that follows.
(2)	Tax reimbursements represent amounts paid to the NEOs to compensate them for the income tax cost associated with certain perquisites provided to them during fiscal 2007.
(3)	Amounts paid represent dividend payments on unvested shares of restricted stock held by each NEO that are reportable as W-2 income to the individuals.

The following table details perquisites provided to each NEO in fiscal 2007. All perquisites are valued based on the actual incremental cost to the Company.

Perquisites (Fiscal 2007)
	Estate Tax/
	Financial	Car Service or		Association	Umbrella
Name & Principal	Planning	Commute	Executive	and Dues	Liability	Moving	Total
Position	Services	Benefits	Health Benefits	Expenses	Insurance	Expenses	Perquisites
Michael Balmuth
Vice Chairman,
President & Chief
Executive Officer	$20,000	$27,021	$17,837	$0	$1,888	$0	$66,746
John G. Call
Senior Vice President &
Chief Financial Officer	$1,679	$0	$23,950	$0	$567	$0	$26,196
Lisa Panattoni
Executive Vice
President,
Merchandising	$13,367	$6,254	$8,909	$0	$567	$668	$29,765
Barbara Rentler
Executive Vice
President,
Merchandising	$0	$6,805	$23,950	$0	$567	$0	$31,322
James S. Fassio
Executive Vice President
Property Development,
Construction and Store
Design	$15,000	$0	$23,950	$13,167	$567	$0	$52,684

Perquisites provided to these executive officers are valued at the actual incremental cost of each item to the Company and are reviewed annually. In general, executive officers including the CEO are provided with reimbursement for financial planning in an annual amount of up to $20,000 for the CEO, up to $15,000 for executive vice presidents and up to $10,000 for senior vice presidents (plus individual income tax gross ups on these financial planning expenses), executive medical plan benefits, reimbursement for expenses related to certain association or club dues, and an umbrella personal liability insurance policy. In addition, certain executive officers in the Company’s New York Buying Office receive transportation services to and from the Company’s New York City offices. Relocation benefits and income tax gross-ups are individually negotiated when relocation occurs.

We believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on that topic and maximizes the net financial reward to the executive of the compensation received from us. The use by certain executives of transportation services to and from our New York Buying Office enhances their contributions to the business by saving them time that is not spent in traffic or parking, while also allowing them to work while in transit. The executive medical plan is part of our overall executive health benefit package for all associates at the level of vice president and above.

We also lease a number of hours each year through a time-share arrangement for private aviation transportation for executive officers that is used for business purposes to facilitate timely travel to store locations, distribution centers, buying offices and other corporate facilities. Occasionally family members of executives or directors may join executives on private aviation flights made for business purposes if there is a seat that would otherwise go unfilled. Because this benefit has no incremental cost to the Company, it is not reflected in the table. In addition, our executive officers are provided with first class business travel on commercial airlines to make their in-transit travel time more conducive for work-related activities. Our CEO resides in New York and works primarily in our New York Buying Office. Corporate housing and a Company-owned automobile are made available for use by our CEO near our Pleasanton, California corporate headquarters in light of his frequent travel between the New York Buying Office and the corporate headquarters. This housing and automobile are used by him exclusively for business purposes and help facilitate his effectiveness conducting his work while in California.

In addition, after ten years of service, and every five years thereafter, officers at the vice president level and above are entitled to two additional weeks of paid extended time off in addition to their regularly accrued vacation benefits. These two weeks can be combined with two weeks of regular paid vacation to facilitate a four-week period of extended time off.

DISCUSSION OF SUMMARY COMPENSATION TABLE

Base salary paid to each NEO is initially determined by negotiation at the time of hiring and reflected in the terms of each executive’s employment agreement with the Company, and reviewed for merit adjustments as part of the annual focal review process for all executives. Following is a summary of the terms of the employment agreement for each of our current NEOs regarding compensation. For a discussion of the terms of their employment agreements regarding termination of employment and change in control, please see “Potential Payments Upon Termination or Change in Control” below.

Employment Agreements.

Michael Balmuth. The Company and Michael Balmuth, Vice Chairman of the Board, President and Chief Executive Officer, entered into an employment agreement on May 31, 2001 that was most recently amended effective April 6, 2007. The current term runs through January 29, 2011. Upon notice from Mr. Balmuth at specified times, the Board will consider extending the term of the employment agreement for successive two-year periods. The employment agreement provides that Mr. Balmuth will receive an annual salary of not less than $988,000, subject to annual increases as part of the Company’s annual review process.

John G. Call. The Company most recently entered into an employment agreement with John G. Call, Senior Vice President and Chief Financial Officer, effective October 1, 2007, which extends through March 31, 2010. The agreement provides that Mr. Call will receive an annual salary of not less than $466,000, subject to annual increases as part of the Company’s annual review process.

Lisa Panattoni. The Company most recently entered into an employment agreement with Lisa Panattoni, Executive Vice President, Merchandising, effective January 1, 2007. The current term extends through March 31, 2011. The agreement provides that Ms. Panattoni will receive an annual salary of not less than $685,000, subject to annual increases as part of the Company’s annual review process.

Barbara Rentler. The Company most recently entered into an employment agreement with Barbara Rentler, Executive Vice President, Merchandising, effective January 1, 2007, which extends through March 31, 2011. The agreement provides that Ms. Rentler will receive an annual salary of not less than $750,000, subject to annual increases as part of the Company’s annual review process.

James S. Fassio. The Company most recently entered into an employment agreement with James S. Fassio, Executive Vice President, Property Development, Construction and Store Design, effective March 22, 2007, which extends through March 31, 2011. The agreement provides that Mr. Fassio will receive an annual salary of not less than $595,000, subject to annual increases as part of the Company’s annual review process.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR

The following table provides information with respect to the potential payout to our NEOs under non-equity incentive plan awards, equity incentive plan awards and other equity compensation awards. For fiscal 2007, the Compensation Committee established goals under the Incentive Compensation Plan that provided the opportunity for the NEOs to receive cash incentive bonuses ranging from 55% to 100% of base salary at target, depending on their position, based on the degree of achievement of the target for adjusted pre-tax earnings. Under the Plan, if actual pre-tax earnings exceed the target, a maximum of up to two times each officer’s target award may be paid based on the actual results achieved relative to the target. If actual pre-tax earnings are below the pre-established target but above the minimum threshold required, then the cash incentive bonuses are less than the targeted range of 55% to 100% of base salary. No payment occurs under the Plan if pre-tax earnings fall below the threshold.

This table also provides information concerning grants of performance share awards, grants of restricted stock awards and non-qualified stock options made under the Company’s 2004 Equity Incentive Plan during the 2007 fiscal year. The CEO equity awards were made in conjunction with the bi-annual renewal of his employment agreement. The restricted stock awards and performance share awards made to Mr. Call and Mr. Fassio on March 22, 2007, were made as part of the annual focal review process. In addition, Ms. Rentler and Ms. Panattoni received a performance share award as part of the focal review process.

Grants of Plan-Based Awards (Fiscal 2007)
		Estimated Potential Payouts Under			Estimated Future Payouts			All Other	All Other
		Non-Equity Incentive Plan Awards			Under Equity Incentive Plan			Stock	Option
		(1)			Awards (2)			Awards:	Awards:	Exercise
								Number	Number of	or Base
								of Shares	Securities	Price of	Grant Date Fair
								of Stock	Underlying	Option	Value of Stock
Name & Principal	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Position	Date	($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#) (4)	($/Sh) (5)	Awards (6)
Michael Balmuth	3/22/2007	$510,370	$1,020,739	$2,041,478
Vice Chairman, President	3/22/2007							232,762			$8,000,030
& Chief Executive Officer	3/22/2007								523,713	$ 34.37	$4,847,697
John G. Call	3/22/2007	$128,889	$257,777	$515,554
Senior Vice President &	3/22/2007				1,941	2,910	5,820				$100,017
Chief Financial Officer	3/22/2007							4,365	0	n/a	$150,025
Lisa Panattoni	3/22/2007	$224,254	$448,507	$897,014
Executive Vice President,	3/22/2007				6,793	10,184	20,367	0	0	n/a	$350,024
Merchandising
Barbara Rentler	3/22/2007	$244,676	$489,351	$978,702
Executive Vice President,	3/22/2007				6,793	10,184	20,367	0	0	n/a	$350,024
Merchandising
James S. Fassio	3/22/2007	$195,897	$391,793	$783,586
Executive Vice President	3/22/2007				4,852	7,274	14,548				$250,007
Property Development,	3/22/2007							13,093	0	n/a	$450,006
Construction and Store
Design
____________________

(1)	Represents the potential payout under the Company’s Incentive Compensation Plan for each NEO at threshold, target and maximum attainment relative to the target for pre-tax earnings based on the formula established by the Compensation Committee on March 22, 2007.
(2)	Represents performance share awards granted on March 22, 2007. Performance share awards are rights to receive shares of stock on a specified settlement date based on the degree to which the Company attains a predetermined performance goal. The shares issued upon attaining the performance goal are subject to a separate vesting schedule based on continued service of the NEO as follows: 30% on March 31, 2008; 30% on March 31, 2009 and 40% on March 31, 2010. In fiscal 2007, the Company achieved a level of pre-tax profit relative to the target which resulted in the payout of 88.8% of the target award, which was issued in shares on March 31, 2008 and subject to the vesting schedule.
See the CD&A for a further discussion of performance share awards.

(3)	Represents shares of restricted stock granted to each NEO during fiscal 2007 with the following vesting terms:
	a.	Mr. Balmuth: 232,762 shares granted on March 22, 2007 that vest as follows: 93,105 shares on January 29, 2010 and 139,657 shares on January 29, 2011.
	b.	Mr. Call: 4,365 shares granted on March 22, 2007 that cliff vest in full on March 22, 2011.
	c.	Mr. Fassio: 13,093 shares granted on March 22, 2007 that cliff vest in full on March 22, 2012.
(4)	Mr. Balmuth’s option grant vests over four years from the date of grant as follows: 40% of the shares vest monthly in year 3 and 60% of the shares vest monthly in year 4.
(5)	All option grants have an exercise price equal to the closing price of Ross Stores, Inc. common stock as reported on NASDAQ on the date of grant.
(6)	The total value at grant of stock options, to be expensed over the amortization or vesting period for each award of the option, was determined by the Black-Scholes option pricing model using the weighted average assumptions for expected life from grant date, expected volatility, risk free interest rate and dividend yield as described in Note B to the financial statements included in the Company’s Form 10-Q for the first quarter of fiscal 2007. The value for restricted stock awards, to be expensed over the amortization or vesting period for each award, was determined by multiplying the number of shares granted by the closing price of Ross Stores, Inc. common stock as reported on NASDAQ on the grant date. The value for performance share awards, to be expensed over the amortization or vesting period for each award, was determined by multiplying the target number of shares granted by the closing price of Ross Stores, Inc. common stock as reported on NASDAQ on the grant date.
(7)	The Board of Directors has the ability to change the terms of outstanding options. See discussion concerning Employment Agreements in Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information with respect to the outstanding vested and unvested stock options, the unvested restricted stock and performance share awards held by our NEOs as of February 2, 2008, the last day of the Company’s 2007 fiscal year. Stock options become exercisable only as they vest.

Outstanding Equity Awards at Fiscal Year-End (Fiscal 2007)
	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
	Number of	Number of					Market	Number of	Value of
	Securities	Securities				Number of	Value of	Unearned	Unearned
	Underlying	Underlying				Shares or	Shares or	Shares,	Shares,
	Unexercised	Unexercised				Units of	Units of	Units, or	Units, or
	Options	Options	Option			Stock that	Stock that	Other Rights	Other Rights
	(#)	(#)	Exercise		Option	Have Not	Have Not	that Have	that Have
	Exercisable	Unexer-	Price	Option	Expiration	Vested	Vested	Not Vested	Not Vested
Name & Principal Position	(1)	cisable (2)	($)	Grant Date	Date	(#) (3)	($)(4)	(#)(5)	($)(4)
Michael Balmuth
Vice Chairman, President &
Chief Executive Officer	160,000	0	$19.31	01/30/2003	01/30/2013	400,535	$11,971,991	0	0
	186,415	372,831	$28.61	03/17/2005	03/17/2015
		523,713	$34.37	03/22/2007	03/22/2017
Total:	346,415	896,544
John G. Call	36,000	0	$10.83	03/17/1999	03/17/2009	14,851	$443,896	2,910	$86,980
Senior Vice President &	45,000	0	$11.03	03/16/2000	03/16/2010
Chief Financial Officer	30,000	0	$9.88	03/22/2001	03/22/2011
	20,000	0	$18.89	03/21/2002	03/21/2012
	24,000	0	$19.02	03/20/2003	03/20/2013
	20,000	0	$29.42	03/17/2004	03/17/2014
	18,333	1,667	$28.61	03/17/2005	03/17/2015
	5,833	8,167	$29.66	04/13/2006	04/13/2016
Total:	199,166	9,834
Lisa Panattoni
Executive Vice President,	126,263	0	$27.72	01/03/2005	01/03/2015	104,837	$3,133,578	10,184	$304,400
Merchandising	8,444	10,556	$27.81	03/16/2006	03/16/2016
Total:	134,707	10,556
Barbara Rentler	24,000	0	$19.02	03/20/2003	03/20/2013	108,246	$3,235,473	10,184	$304,400
Executive Vice President,	34,000	0	$27.06	01/05/2004	01/05/2014
Merchandising	56,117	2,440	$28.69	02/07/2005	02/07/2015
	8,444	10,556	$27.81	03/16/2006	03/16/2016
Total:	122,561	12,996
James S. Fassio	26,000	0	$18.89	03/21/2002	03/21/2012	65,560	$1,959,588	7,274	$217,420
Executive Vice President	24,000	0	$19.02	03/20/2003	03/20/2013
Property Development,	20,000	0	$29.42	03/17/2004	03/17/2014
Construction and Store	56,117	2,440	$28.69	02/07/2005	02/07/2015
Design	8,444	10,556	$27.81	03/16/2006	03/16/2016
Total:	134,561	12,996

____________________

(1)	Represents outstanding stock options that are fully vested and unexercised as of the end of fiscal 2007.
(2)	Represents stock options that remain unvested and unexercisable as of the end of fiscal 2007.
	a.	Mr. Balmuth: The option for 559,246 shares granted on March 17, 2005 at an exercise price of $28.61 vests as follows: 40% of the shares vested monthly during the year ended March 17, 2008 and 60% of the shares will vest monthly during the year ending March 17, 2009. The option for 523,713 shares granted on March 22, 2007 at an exercise price of $34.37 vest as follows: 40% of the shares to vest monthly during the year ending January 29, 2010 and 60% of the shares to vest monthly during the year ending January 29, 2011.
	b.	Mr. Call, Ms. Panattoni, Ms. Rentler and Mr. Fassio: All stock options shown in the above table vest as follows: 16.7% to vest in equal monthly increments during the first year after grant; 33.3% to vest in equal monthly increments during the second year after grant; and 50.0% to vest in equal monthly increments during the third year after grant.
(3)	Represents shares of unvested restricted stock held by each NEO as of the end of the fiscal year:
	a.	Mr. Balmuth: Consists of 167,773 shares that will vest on October 15, 2008; 93,105 shares that will vest on January 29, 2010; and 139,657 shares that will vest on January 29, 2011.
	b.	Mr. Call: Consists of 10,486 shares that will vest on March 17, 2009 and 4,365 shares that will vest on March 22, 2011.
	c.	Ms. Panattoni: Consists of 30,303 shares that vested on February 11, 2008; 40,404 shares that will vest on January 3, 2009; 17,065 shares that will vest on March 31, 2010 and 17,065 shares that will vest on March 31, 2011.
	d.	Ms. Rentler: Consists of 14,782 shares that vested on February 11, 2008; 27,885 shares that will vest on February 7, 2009; 14,384 shares that will vest on March 16, 2010 and 51,195 shares that will vest on March 31, 2011.
	e.	Mr. Fassio: Consists of 10,198 shares that vested on March 17, 2008; 27,885 shares that will vest on February 7, 2009; 7,192 shares that will vest on March 16, 2010; 7,192 shares that will vest on March 16, 2011; and 13,093 shares that will vest on March 22, 2012.
(4)	The market value of the unvested shares is calculated by multiplying the number of shares by the closing price of Ross Stores, Inc. common stock of $29.89 on February 1, 2008 (the last trading day of the fiscal year) as reported on NASDAQ.
(5)	Represents performance share awards, for a target number of shares that are issueable, subject to attainment of performance conditions based on adjusted pre-tax profit. For purposes of this table, it is assumed that the target number of shares will be issued upon attaining the performance goal. For fiscal 2007, the Company achieved a level of pre-tax profit relative to the target which provided for the settlement equaling 88.8% of the target award, which was issued in shares on March 31, 2008, subject to the following vesting schedule:
	a.	Mr. Call: Consists of 873 shares that vested on March 31, 2008; 873 shares that will vest on March 31, 2009 and 1,164 shares that will vest on March 31, 2010.
	b.	Ms. Panattoni: Consists of 3,055 shares that vested on March 31, 2008; 3,055 shares that will vest on March 31, 2009; and 4,074 shares that will vest on March 31, 2010.
	c.	Ms. Rentler: Consists of 3,055 shares that vested on March 31, 2008; 3,055 shares that will vest on March 31, 2009; and 4,074 shares that will vest on March 31, 2010.
	d.	Mr. Fassio: Consists of 2,183 shares that vested on March 31, 2008; 2,183 shares that will vest on March 31, 2009; and 2,908 shares that will vest on March 31, 2010.

OPTION EXERCISES AND STOCK VESTED

The following table provides information with respect to our NEOs concerning the number of shares and the value realized upon the exercise of stock options and upon the vesting of restricted stock during the fiscal year ended February 2, 2008:

Option Exercises and Stock Vested (Fiscal 2007)
	Option Awards		Stock Awards
	Number of
	Shares Acquired	Value Realized on	Number of Shares	Value Realized
Name & Principal	on Exercise	Exercise	Acquired on Vesting	on Vesting
Position	(#)	($) (1)	(#) (2)	($) (3)
Michael Balmuth
Vice Chairman, President
& Chief Executive Officer	0	$0	111,850	$3,145,222
John G. Call
Senior Vice President &
Chief Financial Officer	20,000	$436,573	12,386	$345,941
Lisa Panattoni
Executive Vice President,
Merchandising	0	$0	0	$0
Barbara Rentler
Executive Vice President,
Merchandising	26,000	$402,836	21,032	$700,997
James S. Fassio
Executive Vice President
Property Development,
Construction and Store
Design	0	$0	18,402	$613,339
____________________

(1)	The value realized from the exercise of stock options is calculated by multiplying the number of exercised shares by the difference between the exercise price and either the sale price (for a same-day-sale transaction), or the closing price as reported on NASDAQ of Ross Stores, Inc. common stock on the date of exercise.
(2)	Represents the number of shares of restricted stock held by each NEO that vested during the fiscal year.
(3)	The value realized on vesting represents the number of shares of restricted stock that vested during fiscal 2007 multiplied by the closing price of Ross Stores, Inc. common stock as reported on NASDAQ on the applicable vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information with respect to the NEOs concerning their participation in the Company’s Non-Qualified Deferred Compensation Plan and their activity in terms of contributions, aggregate earnings and any withdrawal activity during the year, and their account balances as of February 2, 2008. The Company made no contributions to the earnings reflected in the table during fiscal 2007.

Non-Qualified Deferred Compensation (Fiscal 2007)
	Account	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Balance at	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at
Name & Principal Position	2/3/2007	Last FY (1)	Last FY	FY	Distributions	2/2/2008
Michael Balmuth
Vice Chairman, President &
Chief Executive Officer	$648,366	$0	$0	$32,031	$0	$680,397
John G. Call
Senior Vice President & Chief
Financial Officer	$839,146	$183,527	$0	$69,109	$0	$1,091,782
Lisa Panattoni
Executive Vice President,
Merchandising	$0	$0	$0	$0	$0	$0
Barbara Rentler
Executive Vice President,
Merchandising	$0	$0	$0	$0	$0	$0
James S. Fassio
Executive Vice President
Property Development,
Construction and Store Design	$5,901,755	$0	$0	$23,751	$0	$5,925,506
____________________

(1)	Mr. Call’s contribution represents a portion of the bonus earned under the Incentive Compensation Plan for the 2006 fiscal year that was subsequently paid in March 2007 based on the level of pre-tax earnings achieved relative to the pre-established target established in March 2006. His contribution is reflected in the fiscal 2006 Non-Equity Incentive Compensation in the Summary Compensation Table.

Under the terms of the Company’s Non-Qualified Deferred Compensation Plan (the “NQDC Plan”), all executive officers and vice presidents are eligible to defer up to 100% of their base salary and up to 100% of their annual incentive bonus earned during the year, at their election. The executive can choose from a variety of investment options under the NQDC Plan. Individual contributions and associated earnings may be deferred, without any distributions, for a maximum period of up to twelve months after the executive officer’s termination from the Company, at which time the aggregate balance in the executive’s NQDC Plan account pays out either in a lump sum or in annual installments of up to a maximum of ten years, as elected by the executive.

Executive officers are eligible for a Company match for their NQDC Plan contributions to the extent that the executive officer did not receive the full Company match for which employees are eligible under the Company’s 401(k) Plan. In fiscal 2007, none of our NEOs received such a match.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the “Discussion of Summary Compensation Table,” we have entered into employment agreements with each of our NEOs. These agreements provide for certain payments and other benefits if an NEO’s employment terminates under circumstances specified in the agreement or if there is a “change in control” of the Company. The following table describes and quantifies estimated potential payments and benefits that would become payable under the NEOs’ employment agreements if the NEOs’ employment terminated on February 1, 2008, the last business day of our most recently completed fiscal year, or if a change in control occurred on that date. The amounts contained in the table are based on each NEO’s period of service and compensation as of February 1, 2008 and, where applicable, the Company’s closing stock price on that date. The table presents estimates of incremental amounts that would become payable had a triggering event occurred on February 1, 2008 and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event. The actual amounts to be paid in any instance can only be determined at the time of a triggering event.

Potential Payments upon Termination or Change in Control
						Termination
		Termination				without
		Without	Termination	Termination for	Change in	Cause or for
		Cause, for	upon Non-	Cause,	Control	Good Reason
		Good	Renewal of	Voluntary	Regardless	Following a
		Reason or	Employment	Resignation or	of	Change in
Name & Principal Position	Type of Payment	Disability	Agreement	Death	Termination	Control
Michael Balmuth	Cash Severance (1)	$6,107,655	$0	$0	$0	$6,107,655
Vice Chairman, President	Equity Acceleration (2)	$6,294,636	$5,817,414	$0	$11,971,991	$477,223
& Chief Executive Officer	Estate/Financial Planning (3)	$500,000	$500,000	$500,000	$0	$500,000
	Health / Welfare Payments (4)	$861,425	$861,425	$861,425	$0	$861,425
	Transaction Payment (5)	$0	$0	$0	$3,000,000	$0
	Gross Up on Excise Tax (6)	n/a	n/a	n/a	$0
	Total:	$13,763,716	$7,178,839	$1,361,425	$14,971,991	$7,946,303
John G. Call	Cash Severance (1)	$1,568,361	$0	$0	$0	$1,568,361
Senior Vice President &	Equity Acceleration (2)	$335,270	$277,173	$0	$530,876	$4,012
Chief Financial Officer	Estate/Financial Planning (3)	$0	$0	$0	$0	$21,589
	Health / Welfare Payments (4)	$0	$0	$0	$0	$66,628
	Transaction Payment (5)	$0	$0	$0	$1,000,080	$0
	Gross Up on Excise Tax (6)	n/a	n/a	n/a	$0
	Total:	$1,903,631	$277,173	$0	$1,530,956	$1,660,590
Lisa Panattoni	Cash Severance (1)	$3,596,464	$0	$0	$0	$3,596,464
Executive Vice President,	Equity Acceleration (2)	$2,421,782	$2,210,599	$0	$3,437,978	$21,955
Merchandising	Estate/Financial Planning (3)	$0	$0	$0	$0	$47,384
	Health / Welfare Payments (4)	$0	$0	$0	$0	$36,195
	Transaction Payment (5)	$0	$0	$0	$1,500,000	$0
	Gross Up on Excise Tax (6)	n/a	n/a	n/a	$2,067,939
	Total:	$6,018,246	$2,210,599	$0	$7,005,917	$3,701,998
Barbara Rentler	Cash Severance (1)	$3,923,983	$0	$0	$0	$3,923,983
Executive Vice President,	Equity Acceleration (2)	$1,949,880	$1,735,769	$0	$3,539,873	$24,883
Merchandising	Estate/Financial Planning (3)	$0	$0	$0	$0	$47,384
	Health / Welfare Payments (4)	$0	$0	$0	$0	$97,490
	Transaction Payment (5)	$0	$0	$0	$1,500,000	$0
	Gross Up on Excise Tax (6)	n/a	n/a	n/a	$2,242,660
	Total:	$5,873,863	$1,735,769	$0	$7,282,533	$4,093,740
James S. Fassio	Cash Severance (1)	$3,141,690	$0	$0	$0	$3,141,690
Executive Vice President,	Equity Acceleration (2)	$1,385,572	$1,225,526	$0	$2,177,008	$24,883
Property Development,	Estate/Financial Planning (3)	$0	$0	$0	$0	$47,384
Construction and Store	Health / Welfare Payments (4)	$0	$0	$0	$0	$97,490
Design	Transaction Payment (5)	$0	$0	$0	$1,500,000	$0
	Gross Up on Excise Tax (6)	n/a	n/a	n/a	$1,911,844
	Total:	$4,527,262	$1,225,526	$0	$5,588,852	$3,311,447
____________________

(1)	Cash severance is equal to the sum of the NEO’s salary and annual bonus payable for the period beginning on February 2, 2008, the day following the assumed employment termination date, and ending on the last day of the current term of employment under each NEO’s respective employment agreement, except that in the case of a termination following a change in control the cash severance is paid for no less than two years following the NEO’s employment termination date. The annual bonus amount is determined in accordance with the NEO’s employment agreement, as described below. The cash severance amounts reflected in the table do not include the additional payments triggered by a change in control of the Company without regard to termination of employment. These additional payments are reported as “transaction payments,” as described in note 5 below. The annual salary rates (including the life insurance premium reimbursement treated as salary, as described in footnote 1 to the Summary Compensation Table) as of February 2, 2008 upon which the cash severance is determined are: Mr. Balmuth, $1,020,739, Mr. Call, $468,685, Ms. Panattoni, $690,010, Ms. Rentler, $752,847 and Mr. Fassio, $602,758. The annual bonus rates upon which the cash severance is determined, as provided by their respective employment agreements described below, are: Mr. Balmuth, $1,020,739 (100% of salary); Mr. Call, $257,777 (55% of salary); Ms. Panattoni, $448,507 (65% of salary); Ms. Rentler, $489,351 (65% of salary); and Mr. Fassio, $391,793 (65% of salary). The remaining term of employment or minimum term upon which the cash severance is determined, as provided by their respective employment agreements are: Mr. Balmuth, 2.99 years, Mr. Call, 2.15616 years, Ms. Panattoni, 3.15616 years, Ms. Rentler, 3.15616 years and Mr. Fassio, 3.15616 years.
(2)	Equity acceleration represents the intrinsic value of the unvested stock options, restricted stock and performance share awards held by each NEO on the assumed termination date of February 1, 2008, the vesting of which would be accelerated upon the applicable triggering event to the extent provided by the terms of the NEO’s employment agreement (as described below). The amounts reflected in the “Change of Control Regardless of Termination” column assume that outstanding options are assumed by the acquiring or successor corporation and therefore are not subject to accelerated vesting on a “single trigger” basis. See “Applicable Terms of Equity Awards” below. The value of each share subject to accelerated stock option vesting is based on the difference between our common stock’s closing market price of $29.89 on February 1, 2008 and the option’s exercise price per share. The value of each share subject to accelerated restricted stock and performance share award vesting is equal to the February 1, 2008 closing market price. The number of shares remaining unvested under each NEO’s stock option, restricted stock awards and performance share awards is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table.
(3)	These amounts represent continued reimbursement by the Company of the NEO’s estate and financial planning expenses for the period provided by the NEO’s employment agreement, as described below. The amounts presented assume each NEO receives the maximum annual benefit provided by the Company, as follows: Mr. Balmuth, $20,000, Mr. Call, $10,000, and $15,000 for each of Ms. Panattoni, Ms. Rentler and Mr. Fassio. Mr. Balmuth is entitled to lifetime benefits, assumed to be provided for his life expectancy of 25 years and each of the other NEOs is entitled to the greater of two years or the remainder of the agreement term upon a termination of employment following a change in control.
(4)	In accordance with Mr. Balmuth’s employment agreement described below, the amounts included in the table for Mr. Balmuth reflect the lifetime provision at the Company’s expense for Mr. Balmuth and his spouse of executive medical, dental, vision, mental health insurance, life insurance, accidental death and dismemberment insurance, travel insurance, group excess personal liability insurance and certain "matching contributions" (as that term is defined by his employment agreement), to the extent provided to him at the date of the applicable event. This value was calculated based on the current annual cost of those benefits of $34,457 and life expectancies of 25 years for each of Mr. Balmuth and his spouse. For the other NEOs, the amounts in the table reflect medical, dental, vision and mental health insurance coverage for the greater of two years or the remainder of the agreement term upon a termination of employment following a change in control.
(5)	The transaction payments are additional cash compensation paid on a “single trigger” basis following a change in control of the Company. These amounts are not conditioned on termination of employment and are paid as additional salary for a period of two years or until the NEO voluntarily resigns (except for Mr. Balmuth), dies or is terminated for cause. For the purposes of this table, a change in control is assumed to occur on February 1, 2008, and the transaction payment period is assumed to commence on February 2, 2008. The annual transaction payments are: Mr. Balmuth, $1,500,000, Mr. Call, $500,040, Ms. Panattoni, $750,000, Ms. Rentler, $750,000 and Mr. Fassio, $750,000.
(6)	NEOs may be subject to a federal excise tax on compensation they receive in connection with a change in control of the Company. The value determined in accordance with Section 280G of the Internal Revenue Code of payments and benefits provided to an NEO that are contingent upon a change in control or a closely related event, such as termination of employment, may be subject to a 20% excise tax to the extent of the excess of such value over the NEO’s average annual taxable compensation from the Company for the five years preceding the year of the change in control (or such shorter period as the NEO was employed by the Company) if the total value of such payments and benefits equals or exceeds an amount equal to three times such average annual taxable compensation. As described below, an NEO who incurs any such excise tax will be entitled to receive from the Company a “gross-up payment” in an amount necessary to place him or her in the same after-tax position had no portion of such contingent payments been subject to excise tax. The amount of the gross-up payments in the table are based on a Section 4999 excise tax rate of 20%, the maximum federal marginal income tax rate of 35% and the maximum marginal rate of the applicable state (and city if applicable) income tax after adjustment to reflect the deductibility of state and city income tax for federal income tax purposes (i.e., an adjusted California income tax rate of 6.695% applicable to Mr. Fassio; an adjusted New York State and City income tax rate of 7.38% applicable to Ms. Panattoni; and an adjusted New York State income tax rate of 4.78% applicable to Ms. Rentler). In accordance with the NEO employment agreements, Medicare tax and the phase-out of itemized deductions have not been taken into account. For the purposes of this calculation, it is assumed that the amounts subject to Section 280G will not be discounted as attributable to reasonable compensation, that no value will be attributed to any non-competition agreement applicable to the NEO, and that equity awards granted during the one-year period before the change in control will not be treated as contingent upon the change in control. A portion of the gross-up on excise tax will be paid upon a change in control and the balance upon termination of employment following a change in control.

Triggering Events

The right to payments and benefits upon termination of employment described in the table depend upon the circumstances of an NEO’s termination. These circumstances are defined in each NEO’s employment agreement, and include the following:

  Termination without Cause: We will have terminated an NEO without cause if we terminate the NEO’s employment for any reason other than “cause” or the NEO’s disability or death.

  Termination for Cause: We will have “cause” for termination if an NEO continuously fails to perform his or her duties or intentionally engages in illegal or grossly negligent conduct that is materially injurious to the Company. Prior to such termination, we are required to give the NEO a specified notice, and the NEO must have failed to cure his or her conduct, to the extent a cure is possible, within a specified period.

  Termination for Good Reason: An NEO may resign for “good reason” within six months after any of the following events: (1) the Company’s failure to comply with any material provision of the NEO’s employment agreement within ten days after written notice to the Company of its failure; (2) a significant diminishment in the nature or scope of the NEO’s position without his or her consent; or (3) without his or her consent, a relocation of the NEO’s principal place of employment by more than 25 miles (40 miles in the case of Mr. Balmuth) or outside of the New York area in the case of Ms. Panattoni and Ms. Rentler. In addition, Mr. Balmuth’s agreement permits him to resign for good reason if he is not elected Chairman of the Board of Directors when Mr. Ferber ceases to fill that office.

  Termination Due to Disability: An NEO’s employment will have terminated due to disability if the NEO fails to perform his or her duties on a full-time basis for a period of six consecutive months as a result of a physical or mental illness or condition.

  Termination upon Non-Renewal of Employment Agreement: The NEOs’ employment agreements typically provide for an initial term of three or four years, subject to one or more extensions for additional consecutive terms of two years. However, an NEO’s employment agreement will expire at the end of its then current term if either the NEO fails to request an extension of the employment agreement term or the Board of Directors does not approve the extension.

  Voluntary Resignation: An NEO’s employment terminates as a result of voluntary resignation if the NEO resigns for any reason other than “good reason” or disability.

In addition to payments and benefits resulting from the employment termination circumstances described above, the NEOs’ employment agreements provide for certain payments and benefits in connection with a change in control of the Company. These payments and benefits have either a “single trigger” or a “double trigger,” as follows:

  Change in Control without Regard to Termination: As described below, the NEOs’ employment agreements provide for specified payments and benefits on a “single trigger” basis, meaning that they are triggered by the occurrence of a change in control of the Company and are not conditioned on the NEO’s subsequent termination of employment. The NEO employment agreements provide that a “change in control” of the Company occurs if (1) any person or group acquires more than 35% of the total fair market value or voting power of the Company’s stock, (2) the Company is a party to a merger after which the Company’s stockholders do not retain at least a majority of the voting stock of the surviving company, or (3) there is a sale, exchange or transfer of substantially all of the Company’s assets.

  Termination without Cause or for Good Reason following Change in Control: In addition to the payments and benefits provided on a “single trigger” basis, the NEOs’ employment agreements provide for certain payments and benefits on a “double trigger” basis. These additional payments and benefits are provided if, within one year following a change in control (or, in the case of NEOs other than Mr. Balmuth, within the period beginning one month prior to and ending twelve months after the change in control), the NEO’s employment is terminated without cause or the NEO resigns for good reason.

Employment Agreement with Mr. Balmuth

Our agreement with Mr. Balmuth provides that if his employment is terminated without cause, he resigns for good reason, or his employment terminates due to disability, he would be entitled to continued payment of his then current salary through the remaining term of his employment agreement. He would also be entitled to continued payment of an annual bonus through the remainder of the agreement term, with the bonus amount being determined by the greater of his bonus for the year prior to his termination or the bonus he would have earned for the year of his termination had his employment continued, but in any case not to exceed 100% of his target bonus for whichever of those two years has the lesser target bonus. In addition, all of Mr. Balmuth’s stock options would vest in full, and he would vest in a pro rata portion of his restricted stock awards based on the number of full months of his employment between each award’s grant date and his termination of employment.

If Mr. Balmuth’s employment agreement expires as a result of its non-renewal, he would be entitled to any compensation and benefits earned through the date of expiration. In addition, he would vest in a pro rata portion of his restricted stock awards. His stock options would cease to vest as of his employment termination date. He would also be entitled to receive an annual bonus for the completed fiscal year as if he was employed at the time the bonus was paid under the Incentive Compensation Plan.

If Mr. Balmuth is terminated for cause, resigns voluntarily other than for good reason, or dies, he would be entitled to payment of salary through the termination date and any bonus that was fully earned prior to the termination date. The vesting of his stock options would cease as of the termination date, and any unvested restricted stock awards would be forfeited.

In addition to the payments and benefits described above, under the terms of his employment agreement, Mr. Balmuth and his spouse will continue to be eligible for certain Company-paid benefits until their respective deaths, regardless of the reason for Mr. Balmuth’s termination of employment. These benefits include executive medical, dental, vision and mental health insurance, life insurance, accidental death and dismemberment insurance, travel insurance, group excess personal liability insurance, estate planning expense reimbursements and certain “matching contributions” (as that term is defined in his agreement).

If the Company undergoes a change in control, the term of Mr. Balmuth’s employment agreement will continue until the later of the date two years after the change in control or the expiration of the agreement’s then current term. Mr. Balmuth would be entitled to continued payment of his then current salary and annual bonus during this period. In addition to these payments, Mr. Balmuth would receive as additional salary the sum of $1,500,000 per year for two years after the effective date of the change in control or until he dies or is terminated for cause. All shares of restricted stock held by Mr. Balmuth would become fully vested, and all unvested stock options held by Mr. Balmuth would either be assumed by the acquiring or successor corporation or become fully vested as described below under “Applicable Terms of Equity Award Plans.”

If within one year following a change in control of the Company, Mr. Balmuth’s employment is terminated either by the Company without cause or he resigns for any reason, in addition to the compensation and benefits triggered by the change in control as described above, Mr. Balmuth would be entitled to a lump sum payment equal to the product of (a) the sum of (i) his then current salary plus (ii) the greater of the most recent annual bonus paid to him or his target bonus for the fiscal year in which such termination occurs, and (b) the greater of two or the number of full and partial years remaining under the term of his employment agreement. Further, all stock options held by Mr. Balmuth would become fully vested and would remain exercisable for a period of two years from the date of his termination.

Mr. Balmuth’s employment agreement provides that if he becomes subject to any excise tax imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” as a result of any payments and benefits he receives under his employment agreement or any other Company plan or agreement, then the Company will pay to Mr. Balmuth a “gross-up payment.” The gross-up payment will be in an amount necessary to place him in the same after-tax position had no portion of such payments and benefits been subject to the excise tax.

Employment Agreements with Mr. Call, Ms. Panattoni, Ms. Rentler and Mr. Fassio

Our agreements with Mr. Call, Ms. Panattoni, Ms. Rentler and Mr. Fassio provide that if the NEO’s employment is terminated without cause, he or she resigns for good reason, or his or her employment terminates due to disability, the NEO would be entitled to continued payment of his or her then current salary through the remaining term of the employment agreement. The NEO would also be entitled to continued payment of an annual bonus through the remainder of the agreement term, with the bonus amount being determined by the greater of his or her bonus for the year prior to termination or the bonus that would have been earned for the year of termination had the NEO’s employment continued, but in any case not to exceed 100% of his or her target bonus for whichever of those two years has the lesser target bonus. In addition, all stock options held by the NEO would vest in full, all performance share awards would vest in full based on actual achievement of the performance goals, all restricted shares earned through performance share awards would vest in full and the NEO would vest in a pro rata portion of his or her restricted stock awards.

If the NEO’s employment agreement expires as a result of its non-renewal, he or she would be entitled to any compensation and benefits earned through the date of expiration. In addition, the NEO would be entitled to receive an annual bonus for the year of termination, pro rated for the portion of the bonus year elapsing prior to termination of employment. The amount of the bonus before proration would be determined by the greater of the NEO’s bonus for the year prior to termination or the bonus that would have been earned for the year of termination had the NEO’s employment continued, but in any case not to exceed 100% of his or her target bonus for whichever of those two years has the lesser target bonus. Further, the NEO would vest in a pro rata portion of his or her restricted stock awards, including restricted stock earned through performance share awards, based on the number of full months of employment between the date of grant and his or her termination date. If the employment agreement expires prior to the end of a performance period, the NEO vests in 30% of the performance share awards that would have vested based on performance target achievement, but pro rated for full months of employment during the performance period. The NEO’s stock options would cease to vest as of his or her employment termination date.

If the NEO is terminated for cause, resigns voluntarily other than for good reason, or dies, he or she would be entitled to payment of salary through the termination date and any bonus that was fully earned prior to the termination date. The vesting of the NEO’s stock options would cease as of the termination date, any performance share award is forfeited and any unvested restricted stock awards would be forfeited.

Our agreements with Mr. Call, Ms. Panattoni, Ms. Rentler and Mr. Fassio provide that in the event there is a change in control of the Company, each NEO would be entitled to receive as additional salary a specified sum payable for two years after the effective date of the change in control or until the NEO voluntarily resigns or is terminated for cause. Such amounts are: Mr. Call, $500,040, Ms. Panattoni, $750,000, Ms. Rentler, $750,000 and Mr. Fassio, $750,000. Further, all restricted stock held by these NEOs would vest in full, the target number of performance share awards would vest in full and all unvested stock options would either be assumed by the acquiring or successor corporation or become fully vested as described below under “Applicable Terms of Equity Award Plans.”

If within a period beginning one month prior to and ending one year following a change in control of the Company, the NEO’s employment is terminated either by the Company without cause or he or she resigns for good reason, the NEO would be entitled to continued payment of his or her then current salary and an annual bonus for the greater of two years or the number of years remaining under the term of his or her employment agreement. The annual bonus amount would be determined by the greater of the NEO’s bonus for the year prior to termination or the bonus that would have been earned for the year of termination had the NEO’s employment continued, but in any case not to exceed 100% of his or her target bonus for whichever of those two years has the lesser target bonus. In addition, the NEO would be entitled to continuation of health care coverage at the Company’s expense and reimbursement of estate planning expenses for two years following his or her termination.

The NEOs’ employment agreements provide that if he or she becomes subject to any excise tax imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” as a result of any payments and benefits the NEO receives under his or her employment agreement or any other Company plan or agreement, then the Company will pay to the NEO a “gross-up payment.” The gross-up payment will be in an amount necessary to place the NEO in the same after-tax position had no portion of such payments and benefits been subject to the excise tax.

Applicable Terms of Equity Award Plans

Under the terms of our equity award plans, the Board of Directors generally has the discretion to provide for the acceleration of vesting in the event of a change in control or other circumstances determined by the Board in its discretion. Under the terms of the individual award agreements for each participant in our equity award plans, including executive officers, the Board has provided that, in the event of a change in control of the Company, any unvested shares of restricted stock will automatically become completely vested and the vesting of any outstanding stock options that are not assumed by the acquiring or successor corporation will be accelerated in full.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Orban and Mr. Bjorklund have served on our Compensation Committee of our Board for the past fiscal year. None of the members of the Compensation Committee are or have been an officer or employee of the Company. During fiscal 2007, no member of the Compensation Committee had any relationship with the Company requiring disclosure of a related party transaction under Item 404 of Regulation S-K. During fiscal 2007, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or Board.

RELATED PERSON TRANSACTIONS

The Company maintains consulting and benefits agreements with Mr. Ferber, its Chairman of the Board. The Company also maintains a consulting agreement with Mr. Moldaw, our Chairman Emeritus. Further details are described in this Proxy Statement under the caption “Compensation of Directors.” The Company’s procedure for the review, approval or ratification of related party transactions is to present them to the Audit Committee for its approval, except for compensation-related transactions approved by the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of the common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of Company common stock. We believe that during fiscal 2007, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements.

PROXY SOLICITATION FEES

The cost of distribution of materials and solicitation of proxies will be borne by the Company. We have retained D. F. King & Co., Inc. to assist in the distribution of materials and in soliciting proxies by mail, telephone and personal interview for a fee of approximately $7,000 plus expenses. Management may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which management intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the next Annual Meeting of stockholders of the Company (1) must be received by the Company at its offices at 4440 Rosewood Drive, Pleasanton, California 94588-3050 no later than December 16, 2008 and (2) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

By Order of the Board of Directors,

John G. Call
Corporate Secretary

Dated: April 15, 2008

Ross Stores, Inc.

2008 Equity Incentive Plan

Ross Stores, Inc.
2008 Equity Incentive Plan

     1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 Establishment. The Ross Stores, Inc. 2008 Equity Incentive Plan (the “Plan”) is hereby established effective as of May 22, 2008, the date of its approval by the stockholders of the Company (the “Effective Date”).

          1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Deferred Compensation Awards and Nonemployee Director Awards.

          1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

     2. DEFINITIONS AND CONSTRUCTION.

          2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

               (b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Deferred Compensation Award or Nonemployee Director Award granted under the Plan.

               (c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

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               (d) “Board” means the Board of Directors of the Company.

               (e) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

                    (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such Fair Market Value or voting power, (2) an acquisition directly from the Company, including, without limitation, a public offering of securities, (3) an acquisition by the Company, (4) an acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (5) an acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

                    (ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(aa)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

                    (iii) a liquidation or dissolution of the Company;

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

               (f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

               (g) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

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               (h) “Company” means Ross Stores, Inc., a Delaware corporation, or any successor corporation thereto.

               (i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

               (j) “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

               (k) “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11.

               (l) “Director” means a member of the Board.

               (m) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

               (n) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

               (o) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

               (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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               (q) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

                    (ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or market system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

                    (iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

               (r) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, (iii) a Restricted Stock Purchase Right under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award, or (iv) a Nonemployee Director Award which is any of the foregoing types of Awards.

               (s) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

               (t) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

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               (u) “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

               (v) “Nonemployee Director” means a Director who is not an Employee.

               (w) “Nonemployee Director Award” means a Nonstatutory Stock Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award granted to a Nonemployee Director pursuant to Section 12.

               (x) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

               (y) “Officer” means any person designated by the Board as an officer of the Company.

               (z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

               (aa) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

               (bb) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (cc) “Participant” means any eligible person who has been granted one or more Awards.

               (dd) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

               (ee) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

               (ff) “Performance Award” means an Award of Performance Shares or Performance Units.

               (gg) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

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               (hh) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

               (ii) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

               (jj) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

               (kk) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

               (ll) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

               (mm) “Predecessor Plan” means each of the Company’s 1988 Restricted Stock Plan, 1991 Outside Directors Stock Option Plan, 1992 Stock Option Plan, 2000 Equity Incentive Plan and 2004 Equity Incentive Plan.

               (nn) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

               (oo) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8 or Section 12.

               (pp) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 or Sections 12.

               (qq) “Restricted Stock Unit” or “Stock Unit” means a right granted to a Participant pursuant to Section 9, Section 11 or Section 12 to receive a share of Stock on a date determined in accordance with the provisions of such Sections, as applicable, and the Participant’s Award Agreement.

               (rr) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (ss) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 or Section 12 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

               (tt) “Section 162(m)” means Section 162(m) of the Code.

               (uu) “Section 409A” means Section 409A of the Code.

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               (vv) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

               (ww) “Securities Act” means the Securities Act of 1933, as amended.

               (xx) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option, unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

               (yy) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

               (zz) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

               (aaa) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

               (bbb) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall

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include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     3. ADMINISTRATION.

          3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

          3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Person; provided, however, that (a) the exercise price per share of each such Award which is an Option or SAR shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to guidelines as shall be established from time to time by resolution of the Board or the Committee.

          3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.4 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

          3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

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               (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

               (b) to determine the type of Award granted;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

               (e) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

               (f) to approve one or more forms of Award Agreement;

               (g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

               (h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

               (i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

               (j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.6 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the

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Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

          3.7 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     4. SHARES SUBJECT TO PLAN.

          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be six million (6,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

          4.2 Adjustment for Unissued Predecessor Plan Shares. The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

               (a) the number of shares of Stock subject to that portion of any option or other award outstanding pusuant to a Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full;

               (b) the number of shares of Stock acquired pursuant to a Predecessor Plan subject to forfeiture or repurchase by the Company at the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased; and

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               (c) the number of shares Stock that are withheld or reacquired by the Company on or after the Effective Date in satisfaction of tax withholding obligations pursuant to a Predecessor Plan; provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed 8,492,928.

          4.3 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 17.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

          4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.4 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it

11

deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.4 shall be final, binding and conclusive.

     The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

     5. ELIGIBILITY AND AWARD LIMITATIONS.

          5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. Nonemployee Director Awards may be granted only to persons who, at the time of grant, are Nonemployee Directors.

          5.2 Participation. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

          5.3 Incentive Stock Option Limitations.

               (a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

               (b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

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          5.4 Award Limits.

               (a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed six million (6,000,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2, Section 4.3 and Section 4.4 and further subject to the limitation set forth in Section 5.4(b) below.

               (b) Aggregate Limit on Full Value Awards. Subject to adjustment as provided in Section 4.4, the number of shares issued under the Plan pursuant to the exercise or settlement of Full Value Awards shall not exceed the sum of (i) six million (6,000,000) and (ii) the aggregate number of shares subject to full value awards granted pursuant to a Predecessor Plan which revert to the Plan in accordance with Section 4.2(a) or 4.2(b).

               (c) Limit on Full Value Awards without Minimum Vesting. Except with respect to a maximum of five percent (5%) of the maximum aggregate number of shares of Stock that may be issued under the Plan, as provided in Section 4.1, Full Value Awards which vest on the basis of the Participant’s continued Service shall provide for pro rata vesting over a period of not less than three (3) years, and Full Value Awards which vest on the basis of the attainment of performance goals shall provide for a performance period of not less than twelve (12) months. The foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability or termination of Service of the Participant or upon or following a Change in Control, as determined by the Committee in its discretion.

               (d) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

                    (i) Options and SARs. Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than the lesser of (1) seven hundred fifty thousand (750,000) shares or (2) one percent (1%) of the number of shares of Stock issued and outstanding as reported in the most recent periodic report filed with the Securities and Exchange Commission.

                    (ii) Restricted Stock and Restricted Stock Unit Awards. Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than the lesser of (1) seven hundred fifty thousand (750,000) shares or (2) one percent (1%) of the number of shares of Stock issued and outstanding as reported in the most recent periodic report filed with the Securities and Exchange Commission.

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                    (iii) Performance Awards. Subject to adjustment as provided in Section 4.4, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than five hundred thousand (500,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than five million dollars ($5,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

               (e) Nonemployee Director Award Limits. Subject to adjustment as provided in Section 4.4, no Nonemployee Director may be granted within any fiscal year of the Company one or more Nonemployee Director Awards for more than 5,000 shares subject to Full Value Awards or 12,000 shares subject to Options or SARs; provided, however, that the foregoing annual limit shall be increased by one or more of the following additions, as applicable:

                    (i) in the fiscal year in which the Nonemployee Director is first appointed or elected to the Board as a Nonemployee Director, an additional 7,000 shares subject to Full Value Awards or 17,000 shares subject to Options or SARs; and

                    (ii) in any fiscal year for each committee of the Board on which the Nonemployee Director is then serving, an additional 600 shares subject to Full Value Awards or 1,500 shares subject to Options or SARs.

     6. STOCK OPTIONS.

          Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the

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expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

          6.3 Payment of Exercise Price.

               (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

               (b) Limitations on Forms of Consideration.

                    (i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such other period, if any, as the Committee may permit) and not used for another Option exercise by attestation during such period, or were not acquired, directly or indirectly, from the Company.

                    (ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

          6.4 Effect of Termination of Service.

               (a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is

15

then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

                    (i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

                    (ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

                    (iii) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

               (b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

          6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

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     7. STOCK APPRECIATION RIGHTS.

          Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

          7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

          7.3 Exercisability and Term of SARs.

               (a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

               (b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

          7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the

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SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

          7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

          7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

          7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

     8. RESTRICTED STOCK AWARDS.

          Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one

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or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

          8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

          8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

          8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

          8.5 Vesting and Restrictions on Transfer. Subject to Section 5.4(c), shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the

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right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

          8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

          8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

     9. RESTRICTED STOCK UNIT AWARDS.

          Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

          9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award,

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the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

          9.3 Vesting. Subject to Section 5.4(c), Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Insider Trading Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

          9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

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          9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

          9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

          9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

     10. PERFORMANCE AWARDS.

          Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share

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shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

          10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period (subject to Section 5.4(c)), Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

          10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

               (a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect

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to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

                    (i) sales revenue;

                    (ii) gross margin;

                    (iii) operating margin;

                    (iv) operating income;

                    (v) pre-tax profit;

                    (vi) earnings before interest, taxes and depreciation and amortization;

                    (vii) net income;

                    (viii) expenses;

                    (ix) the market price of the Stock;

                    (x) earnings per share;

                    (xi) return on stockholder equity;

                    (xii) return on capital;

                    (xiii) return on net assets;

                    (xiv) economic value added; and

                    (xv) market share.

               (b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Committee.

          10.5 Settlement of Performance Awards.

               (a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

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               (b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

               (c) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

               (d) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

               (e) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

          10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the

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Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

          10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

               (a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

               (b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award (e.g., by determining the final value of the Participant’s Performance Award in the manner provided by Section 10.7(a)) and provide for payment following the end of the Performance Period in any manner permitted by Section 10.5.

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          10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

     11. DEFERRED COMPENSATION AWARDS.

          11.1 Establishment of Deferred Compensation Award Programs. This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, consistent with the requirements of Section 409A, may establish one or more programs pursuant to the Plan under which:

               (a) Elective Cash Compensation Reduction Awards. Participants designated by the Committee who are Officers, Directors or otherwise among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee in compliance with Section 409A, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

               (b) Stock Issuance Deferral Awards. Participants designated by the Committee who are Officers, Directors or otherwise among a select group of management or highly compensated Employees may irrevocably elect, prior to a date specified by the Committee in compliance with Section 409A, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

                    (i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

                    (ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

                    (iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award.

          11.2 Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the following terms and conditions of Section 9.

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               (a) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Stock Units are granted automatically to the Participant and ending on the earlier of the date on which such Stock Units are settled or the date on which they are forfeited. Such Dividend Equivalent Rights shall be paid by crediting the Participant with additional whole Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (A) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Stock Units previously credited to the Participant by (B) the Fair Market Value per share of Stock on such date. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

               (b) Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award in compliance with the requirements of Section 409A. The Company shall issue to the Participant on the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.

     12. NONEMPLOYEE DIRECTOR AWARDS.

          From time to time, the Board or the Committee shall set the amount(s) and type(s) of Nonemployee Director Awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as the additional amount(s) and type(s) of Nonemployee Director Awards, if any, to be awarded, also on a periodic, nondiscriminatory basis, in consideration of one or more of the following: (a) the initial election or appointment of an individual to the Board as a Nonemployee Director and (b) a Nonemployee Director’s service on a committee of the Board. The terms and conditions of each Nonemployee Director Award shall comply with the applicable provisions of the Plan. Subject to the limits set forth in Section 5.4(b), Section 5.4(c) and Section 5.4(e) and the foregoing, the Board or the Committee shall grant Nonemployee Director Awards having such terms and conditions as it shall from time to time determine.

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     13. STANDARD FORMS OF AWARD AGREEMENT.

          13.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

          13.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

     14. CHANGE IN CONTROL.

          14.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

               (a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

               (b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share

29

consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

               (c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

          14.2 Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for by the Acquiror, shall be settled effective immediately prior to the time of consummation of the Change in Control.

     15. COMPLIANCE WITH SECURITIES LAW.

          The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the

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Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     16. COMPLIANCE WITH SECTION 409A.

          16.1 Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

               (a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

               (b) Any Restricted Stock Unit Award or Performance Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

     Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

          16.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

               (a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

               (b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

               (c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in

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Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

          16.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

               (a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

               (b) Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(b), 16.4(c) or 16.4(f) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

               (c) No subsequent Election related to a payment pursuant to Section 16.4(d) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

               (d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.

          16.4 Payments Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

               (a) The Participant’s separation from service (as defined by Section 409A);

               (b) The Participant’s becoming Disabled (as defined below);

               (c) The Participant’s death;

               (d) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;

               (e) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

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               (f) The occurrence of an Unforeseeable Emergency (as defined by Section 409A).

     Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

     Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

          16.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

     The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

          16.6 Disabled. The Committee shall have the authority to provide in any Award providing Section 409A Deferred Compensation for payment in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

               (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

33

               (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

     All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become Disabled.

          16.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

          16.8 Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

     17. TAX WITHHOLDING.

          17.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

          17.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

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     18. AMENDMENT OR TERMINATION OF PLAN.

          The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

     19. MISCELLANEOUS PROVISIONS.

          19.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          19.2 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute cause for termination of Service.

          19.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

          19.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or

35

interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

          19.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

          19.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

          19.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

          19.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

          19.9 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

          19.10 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and

36

enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

          19.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

          19.12 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

          19.13 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Ross Stores, Inc. 2008 Equity Incentive Plan as duly adopted by the Board on March 20, 2008.

/s/John G. Call
Secretary

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PLAN HISTORY AND NOTES TO COMPANY

March 20, 2008	Board adopts Plan with a reserve of 6,000,000 shares, subject to increase by up to 8,492,928 shares from Predecessor Plan awards.

May 22, 2008	Stockholders approve Plan.

IMPORTANT NOTE: Implementation of Section 11—Deferred Compensation Awards or Section 9.6—deferral of RSU settlement	Upon establishment of a Deferred Compensation Award program pursuant to Section 11 or deferral of settlement of RSUs pursuant to Section 9.6, determine whether such program will constitute a “top-hat” pension plan under ERISA. If so, file notice with Dept. of Labor under ERISA Reg. 2520.104-23 within 120 days of adoption of resolutions by the Committee to establish the program to obtain exemption from reporting and disclosure requirements of ERISA.

IMPORTANT NOTE: IRC 162(m) 5 year reapproval of performance goals	Because the Committee may change the targets under performance goals, Section 162(m) requires stockholder reapproval of the material terms of performance goals no later than the annual meeting in the 5th year following the year in which the public company stockholders initially approved such material terms. See Treas. Reg. 1.162-27(e)(4)(vi).

IMPORTANT NOTE: Nasdaq/NYSE evergreen formula plan term limited to 10 years	Because the Plan has share add-back features, the Nasdaq and NYSE stockholder approval rules require that the plan term not exceed 10 years without stockholder reapproval. See NASD Rule 4350(i)(1)(A) and IM-4320-5; NYSE Listed Company Manual Sec. 303A(8) and FAQs Regarding New Rules on Stockholder Approval for Equity Compensation Plans posted on NYSE website, dated 12/16/2003.

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
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ROSS STORES, INC. 4400 ROSEWOOD DRIVE PLEASANTON, CA 94588-3050
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ross Stores, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ROSS STORES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND PROPOSALS:

Proposal 1.	To elect three Class I Directors for a three year term as proposed in the accompanying Proxy Statement.

Nominees:
	01)	Stuart G. Moldaw
	02)	George P. Orban
	03)	Donald H. Seiler

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

		For	Against	Abstain

Proposal 2.	To approve adoption of the Ross Stores, Inc. 2008 Equity Incentive Plan.	☐	☐	☐

Proposal 3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2009.	☐	☐	☐

And to transact such other business as may properly come before the Annual Meeting or any adjournments, continuation or postponements thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders dated April 15, 2008; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended February 2, 2008 and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be signed by the President or Vice President or the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full titles.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY

ROSS STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael Balmuth and John G. Call, and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ross Stores, Inc., to be held on May 22, 2008 at 1:00 p.m. PDT, at the Company’s corporate office located at 4440 Rosewood Drive, Pleasanton, California 94588-3050, and at any continuation, postponement or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

     WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR ALL NOMINEES AND FOR EACH OF THE PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

YOUR VOTE IS IMPORTANT TO THE COMPANY